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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Steel Dynamics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Steel Dynamics, Inc.®

NOTICE OF 2020 ANNUAL MEETING AND PROXY STATEMENT

METALS RECYCLING
STEEL PRODUCTION
STEEL MANUFACTURING
EXTERNAL STEEL CUSTOMERS
SCRAP COLLECTION
VERTICALLY CONNECTED
SUSTAINABLE PRODUCTION
LIFE CYCLE

MAY 8, 2020
FORT WAYNE, INDIANA

To our Investors:

              On behalf of our Board of Directors, it is our privilege to cordially invite you to attend the 2020 Annual Meeting for Steel Dynamics, Inc. to be held on Friday, May 8, 2020 at 9:00am Eastern Time in the Courtyard by Marriott, 1150 South Harrison Street, Fort Wayne, IN 46802.

              At the Annual Meeting, stockholders will vote on the following items of business which are detailed in the following proxy statement. The Board recommends a FOR vote for each of the following proposals:

    (1) To elect eleven (11) Directors for a one-year term.

    (2) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

    (3) To hold an advisory vote to approve the compensation of the Named Executive Officers.

              These proxy materials are available on the Internet at the following website: http://materials.proxyvote.com/858119, and are also available on our Internet site at www.steeldynamics.com under the heading "Investors."

              The record date has been set as March 9, 2020 to determine stockholders entitled to receive notice of and to vote at the annual meeting. As permitted by the Securities and Exchange Commission's ("SEC") "notice and access" rules and to reduce the environmental impact of the distribution of materials to our stockholders, we are making our proxy statement and annual report (which are not part of the proxy solicitation materials) available to most of our stockholders via the Internet rather than by mail. This letter and the accompanying Notice, proxy statement and proxy card, for those receiving paper copies, as well as a Notice Regarding the Availability of Proxy Materials, with instructions for accessing the proxy materials and Annual Report on the Internet, is being first sent or made available to stockholders on or about March 25, 2020.

    Note Regarding Special Accommodation Due to Coronavirus (COVID-19)

              In light of the COVID-19 health risks associated with crowds of people in close proximity with one another, we recognize that some of our stockholders who might normally attend the meeting in person might also be reluctant to do so because of the health risks. For anyone who elects not to attend the Annual Meeting, but would still like to listen to the business portion of the Annual Meeting and any other remarks made about the Company, we are making available an audio recording which we will post the following day on our website, www.steeldynamics.com, under the heading "Investors." For those stockholders, we would remind you to cast your votes by proxy, following the instructions you have received.

              In the event we determine it is not possible or advisable to hold our Annual Meeting in person, we will publicly announce alternative arrangements as promptly as practicable before the meeting. Please monitor our website at www.steeldynamics.com for updated information.

Sincerely,

MARK D. MILLETT
 President and Chief Executive Officer
March 24, 2020

Proxy Summary

Meeting and Proposal Information

              Meeting Information

Date & Time	Friday, May 8, 2020 / 9:00am Eastern Time
Place	Courtyard by Marriott 1150 South Harrison Street Fort Wayne, IN 46802
Record Date	March 9, 2020
Voting	You are entitled to vote at the Annual Meeting if you were a stockholder of record at the close of business on the record date

              Proposal Information

Proposal	Board Recommendation	Page Number for Additional Information
Election of Directors	FOR	19
Ratification of the Appointment of Independent Registered Public Accounting Firm as Auditors	FOR	31
Advisory Vote to Approve the Compensation of the Named Executive Officers	FOR	59

Business Highlights

              Our Company

              We are one of the largest domestic steel producers and metal recyclers in the United States, based on current estimated steel shipping capacity of 13 million tons and actual metals recycling volumes. The primary source of our revenues is from the manufacture and sale of steel products, processing and sale of recycled ferrous and nonferrous metals, and fabrication and sale of steel joists and deck products.

              Our Performance

              Thank you to our extraordinary colleagues for your passion, innovation and dedication to each other and to a spirit of excellence. We also thank our loyal customers, vendors, investors and communities for your continued support of our Company. We reached numerous milestones and performed at the top of our industry, both operationally and financially in 2019. Our safety record was steady during 2019 with a company-wide recordable incident rate of 1.9 and each operating platform performing significantly better than their respective peer industry averages as shown below. However, our goal is for no injuries. Our colleagues are our most important and valued resource.

STEEL DYNAMICS, INC.    2020 Proxy Statement    1

              In addition, the following highlights various financial and operational milestones achieved during 2019:

              Our Sustainability Story

              We published our inaugural sustainability report during 2018 and provided updated key performance metrics on our sustainability efforts earlier this year. While this was our first formal report, we have focused on sustainability since our founding in 1993, valuing our colleagues, partners and communities. We produce steel using cleaner and more efficient electric arc furnace technology (which has a much lower environmental impact than traditional technologies) by utilizing recycled ferrous scrap as our primary raw material. We are also one of the largest ferrous and nonferrous metals recyclers in the U.S. We also use recycled copper and aluminum within our own manufacturing businesses. Our sustainability report and information on our sustainability efforts can be found on our website at http://www.steeldynamics.com/Sustainability.aspx.

              During 2020, we will continue to improve our sustainability disclosure. We anticipate publishing updated data and discussions on our greenhouse gas emissions, renewable energy usage, water recycling and energy efficiency efforts. We will reassess our frameworks for reporting environmental, social and governance practices to ensure we are meeting our stakeholders needs. We believe we have industry-leading sustainability performance and these efforts will only continue to improve our sustainability story.

              Highlights of our sustainability story are as follows:

STEEL DYNAMICS, INC.    2020 Proxy Statement    2

Governance Highlights

              Our Best Practices

              We are committed to strong foundational principles of corporate governance, which we believe promote the long-term success of our business and maximize benefits for our teams, communities, investors and other stakeholders. The following are some of the highlights of our governance framework:

✓ Lead Independent Director	✓ Independent directors meet at least quarterly in executive sessions
✓ Robust Stock Ownership Guidelines for Executive Officers and Directors	✓ Board committees consist of 100% independent directors
✓ Board Refreshment — Director Retirement Policy	✓ Code of Business Conduct and Ethics
✓ All Board members attended at least 75% of Board and Committee meetings	✓ Annual director evaluation process
✓ Ongoing succession planning and talent development for senior leadership and the Board	✓ Diverse director backgrounds and perspectives with a mix of tenure and age
✓ All directors stand for election annually

              Effective Investor Engagement

              We remain committed to engaging with a significant and diverse portion of our investors on topics of importance to both them and us. We regularly reach out to our investor base. Our discussions cover topics based on publicly available information such as strategic near and long-term growth initiatives, capital allocation philosophy and execution, sound governance practices, our performance-based compensation philosophy, our sustainable business model, our renewable energy and carbon footprint efforts, and other matters. This process aids our Board to ensure issues important to our investors are appropriately understood and considered.

              In addition to our regular stockholder engagement, in 2019 we engaged with a number of large institutional investors with dedicated governance teams to better understand their policies and concerns regarding environmental, social, and governance practices and other important matters. Specifically, we reached out to our top institutional investors representing almost 40% of our outstanding shares and a large number of these institutions engaged with us.

              Members of our leadership and investor relations team provided an open forum to each investor to discuss and comment on any aspects of the Company's environmental, social and governance (ESG) practices and any other matters they wished to discuss, including our long-term growth strategy and capital allocation philosophy. This effort supplemented the ongoing communications between our leadership and investors through various engagement channels including direct meetings, conferences and road shows. This outreach initiative was designed to assist us and our Board in fully understanding the perspectives of our investors with respect to our ESG practices and other matters of importance to them. We also consulted the publicly-available policies of our major investors to better understand their views on ESG and other matters of importance to them. These meetings provided the Board with valuable insights into our investors' perspectives on potential improvements. We plan to make this an annual practice and engage a broader investor base this coming year.

STEEL DYNAMICS, INC.    2020 Proxy Statement    3

Executive Compensation Highlights

              Our Best Practices

              We are committed to sound compensation practices that encourage a long-term focus to stakeholder value creation and to sustainability of our resources as highlighted by the following items:

✓ Highly levered company-wide performance-based compensation	✓ "Double-trigger" change-in-control payments and benefits
✓ Strong stockholder say-on-pay support with over 94% in favor during 2019 and over 97% in favor during 2018	✓ No excise tax gross ups
✓ Stock ownership requirements for all executive officers	✓ Prohibit hedging of Company stock
✓ Clawback policy regarding executive compensation	✓ Independent compensation consultant retained by the Compensation Committee

              Pay for Performance Philosophy

              Our compensation philosophy and plans have always been and continue to be highly levered to performance-based compensation with the key components shown below:

Compensation Component	Performance- Based	Compensation Highlights
Base Salary		Set at a level of compensation we believe necessary to recruit and retain the type of high-performing, entrepreneurial executives we seek to attract
Annual Incentive Plan	Yes	Provides for a mix of cash and equity compensation earned when our performance exceeds pre-established thresholds tied to a minimum for investor returns and capped at a maximum percentage of base salary
Long-Term Incentive Plan	Yes	Equity compensation earned by our executives when our financial and operational performance, as measured by a number of comparable metrics, exceeds those of a pre-established set of our steel sector competitors
Stock Appreciation Rights	Yes	Equity award that vests over three years, rewarding executives for share price appreciation over a ten-year term
Restricted Stock Units		Our company-wide equity award annual program for all full-time, non-union, U.S. colleagues (over 85% of our nearly 8,400 colleagues) that vest at the end of each two-year period

STEEL DYNAMICS, INC.    2020 Proxy Statement    4

Voting Information

Voting of Shares

              On March 9, 2020, there were 212,678,858 shares of common stock outstanding. A list of stockholders entitled to vote at the meeting is available at our corporate office and will also be available at the meeting. Each share is entitled to one vote on each matter properly brought before the meeting.

              If your shares of common stock are registered in your name with our transfer agent, Computershare Trust Company, N.A., you are the stockholder of record. If your shares are registered in the name of a broker, bank, custodian, or other nominee, that person is the stockholder of record and you are considered the "beneficial" owner.

Voting Shares Held by Brokers, Banks, Custodians or Other Nominees

              Many stockholders arrange to have their shares held by brokers, banks, custodians or other nominees. These are referred to as "Broker Held Shares." In this situation, the record or "registered holder" is that particular broker, bank, custodian or nominee. This is often referred to as holding shares in "street name." In such case, your name, as the actual "beneficial owner," does not appear in our stock register. Therefore, for Broker Held Shares, the process of distributing the proxy materials and tabulating votes involves two-steps. The broker first informs us how many of their clients are beneficial owners, and we provide them with the number of sets of proxy materials that correspond to the number of beneficial owners. Each broker then forwards those proxy materials to its clients, to obtain their voting instructions. So if you receive a paper copy of the proxy materials from your broker, the accompanying return envelope is self-addressed to return your executed proxy card with your voting instructions to your broker. Shortly before the meeting, each broker totals the votes and submits a proxy card to our vote tabulator reflecting the aggregate votes of the beneficial owners for whom it holds shares.

              For this reason, if your shares are held by your broker, you should follow your broker's instructions included on that form.

              If you do not give your voting instructions to your broker, your broker may not be able to vote your shares. Under applicable rules of self-regulatory organizations governing brokers, your broker, bank, custodian or other nominee will only be able to vote your shares with respect to so-called items that are considered "discretionary." Discretionary items are proposals considered routine under the rules of the New York Stock Exchange, so in such situations your broker may vote these shares even in the absence of your voting instructions.

              For the 2020 Annual Meeting, however, the only discretionary item is Proposal No. 2, the ratification of the selection of our independent auditors. On all other non-discretionary items, including the Election of Directors (Proposal No. 1) and the non-binding Advisory Vote to Approve the Compensation of the Named Executive Officers (Proposal No. 3), if you do not give voting instructions to your broker, those shares will not be voted and will be treated as "broker non-votes."

Voting Shares Held in Your Name

              On the other hand, if you are the record owner, then, regardless of whether you have received a paper copy of these proxy materials or only a Notice, you may vote your shares (1) in person at the Annual Meeting, (2) by telephone, (3) on the Internet following the instructions contained in these proxy materials, or (4) by proxy if you properly fill in and sign your proxy card and mail it in the enclosed, prepaid and addressed envelope. In that situation, your "proxy" — that is, the persons named in your proxy card — will then vote your shares as you have directed.

              With respect to shares you hold in your own name, if you send in your proxy and do not revoke it, your shares will be voted in accordance with your instructions. If you do not specify how you want your shares voted

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with respect to one or more proposals, your shares will be voted FOR Proposal No. 1 (the election as directors of all nominees listed under "Election of Directors"); FOR Proposal No. 2 (the "Ratification of the Appointment of Independent Registered Public Accounting Firm as Auditors"); and FOR Proposal No. 3 (the non-binding "Advisory Vote to Approve the Compensation of the Named Executive Officers").

              We realize that most of you will not be able to attend the meeting in person. It is very important that your shares be voted. We can only take action at the Annual Meeting, with respect to a particular matter, if a quorum, or majority, of the total number of shares of common stock outstanding and entitled to vote on that matter is "present" at the Annual Meeting. Therefore, unless you intend to come to the Annual Meeting and vote in person, or you intend to vote via the Internet or by phone, we are asking for your proxy to authorize the persons named in the proxy to be present at the Annual Meeting, to represent you, and to vote your shares at the Annual Meeting in accordance with your instructions.

Required Vote

              Quorum

              The presence, in person or by proxy, of the holders of a majority of the shares that are entitled to vote at the Annual Meeting is necessary to constitute a quorum for all purposes and all proposals.

              Election of Directors

              For purposes of the election of directors (Proposal No. 1), the eleven director nominees who receive the highest number of votes cast "FOR" the election of those directors will be elected. However, the Board has adopted a Policy requiring that, in advance of and as a condition to being approved as a candidate for election, each candidate must have agreed that if he or she receives a "WITHHOLD" vote of greater than 50% of all the votes cast or present at the meeting, the Board will consider that a majority vote "against" that person. Accordingly, he or she will be deemed to have automatically resigned. Under that Policy, should this occur, the Board, in the exercise of its discretion, has the ability to override the resignation, but only if, upon a consideration of all pertinent factors, the Board makes an affirmative determination that accepting such resignation would not be in the best interest of the Company and its stockholders.

              Accordingly, you may vote "FOR ALL" of the director nominees, "WITHHOLD ALL" of the director nominees, or "WITHHOLD" your vote from one or more nominees, by checking the "For All Except" box and writing in the name of the nominee or nominees from whom you want to withhold your vote. Checking the "For All Except" box and writing in the name of a particular nominee will have the same effect as a vote "AGAINST" that nominee and will trigger that nominee's resignation if the total "WITHHOLD" votes for that nominee aggregate to more than 50% of the total votes cast or present with respect to that nominee.

              Other Proposals

              For all proposals, other than Proposal No. 1 (the election of directors), the affirmative vote of a majority of the shares represented, in person or by proxy, and entitled to vote on the item will be required for approval. On such matters, you may vote "FOR," "AGAINST" or "ABSTAIN." A proxy marked "Abstain" with respect to an item will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the same effect as a negative vote.

Your Choices on How to Vote by Proxy

              There are four possible choices of how to vote by proxy:

  ▪
  Mail: If you have received a paper copy of these proxy materials, you may mark, sign, date and return your enclosed proxy card in the enclosed envelope;

  ▪
  Telephone: If you have received a paper copy of these proxy materials, you may vote by using the toll-free telephone number and instructions shown on your proxy card, if your shares are registered

STEEL DYNAMICS, INC.    2020 Proxy Statement    6

    directly in your name or, if not, by marking, signing dating and returning your enclosed voting card; if this option is also offered by your bank or broker, in either case using a secure control number and account number;

  ▪
  Internet: Whether in paper form or by Notice only, by using the Notice or web site information and instructions listed on your proxy card or in the form of Notice, if your shares are registered directly in your name or, if not, if this option is also offered by your bank or broker in either case using a secure control number and account number; and

  ▪
  In person at the meeting: If your shares are registered directly in your own name, you may vote by paper ballot handed out at the Annual Meeting, provided that you have with you the Notice or proxy card that you received from the Company. But if your shares are registered in the name of your bank or broker, and if you wish to be able to vote your shares in person at the Annual Meeting, you will first need to check the box on the Voter Instruction Form you will receive with your proxy material, ask that you be provided with a "Legal Proxy" and then actually use this to vote your shares. If you don't use that Legal Proxy, your vote will not count.

              Telephone and Internet voting will be available 24 hours a day, 7 days a week. Both the Internet and telephone voting instructions are designed to prompt you on how to proceed, and you will be able to confirm that your instructions have been properly received and recorded. For both of these methods, you will also need a control number, which is noted on your proxy card or in the Notice. The telephone and Internet voting facilities will close at 11:59 p.m. EDT on May 7, 2020.

              The method by which you vote will not limit your right to vote in person at the meeting if you decide to attend the meeting, provided that you follow the foregoing instructions for voting in person.

              We do not know of any business to be transacted at the Annual Meeting, other than those matters described in this Proxy Statement. However, should any other matters properly come before the Annual Meeting, including consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, the persons named as proxies and acting thereunder will have the discretion to vote on those matters according to their best judgment, to the same extent as the person granting the proxy.

Revocation of a Proxy

              You may revoke your proxy at any time before it is voted at the meeting in one of four ways:

  ▪
  Notify our Chief Financial Officer, Theresa E. Wagler, in writing and before the meeting;

  ▪
  Submit the appropriate form of proxy with a later date than your earlier proxy;

  ▪
  Vote by telephone or Internet on a later date than the date you earlier voted; or

  ▪
  Vote in person at the meeting in accordance with the foregoing instructions.

Multiple Stockholders Sharing the Same Address

              Under rules adopted by the SEC, we are permitted to deliver a single copy of our Proxy Statement and annual report, or notice of availability of these materials, to stockholders sharing the same last name and address. This process, called householding, allows us to reduce the number of copies of these materials that we must print and mail. However, if you share the same last name and address with other Steel Dynamics stockholders and would like to stop householding for your account, you may contact our Investor Relations Department in the manner described below under the heading "Investor Relations Department," including your name, address, and account number.

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Cost of Preparing, Mailing and Soliciting Proxies

              We will pay all of the costs of preparing, printing and mailing this Proxy Statement or Notice and of soliciting these proxies. We will ask brokers to forward the proxy materials or Notice to the persons who were our beneficial owners on the record date. We will reimburse such brokers for their expenses incurred in sending proxies and proxy materials to our beneficial owners.

              In addition, proxies may be solicited on our behalf in person, or by telephone, e-mail or other electronic means, by our officers, directors, and employees who will receive no additional compensation for soliciting. We have also engaged Okapi Partners to assist us in the solicitation of proxies. We have agreed to pay Okapi Partners a fee of approximately $9,000, plus expenses for these services.

Voting Results

              We will publish the voting results on our Company's website at www.steeldynamics.com under "Investors" following the Annual Meeting, as well as in a current report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.

Investor Relations Department

              You may contact our Investor Relations Department in one of three ways:

  ▪
  Writing to Steel Dynamics, Inc., Investor Relations Department, 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804;

  ▪
  E-mail to investor@steeldynamics.com; or

  ▪
  Phone the Investor Relations Department at 260.969.3500.

Stockholder Communications with Directors

              If you wish to communicate with our Board of Directors, our non-executive Chairman of the Board, our Lead Independent Director, or the Chair of any particular Board committee, you may do so by sending a communication, marked "Stockholder Communication," in care of our Chief Financial Officer, Theresa E. Wagler at our corporate offices, 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804. Your letter should describe your share ownership and how held. Our Chief Financial Officer will review each such communication and, depending upon the subject matter, will forward the communication to the director to whom it is addressed, or, as appropriate, to our non-executive Chairman of the Board, to our Lead Independent Director or to the Company's legal counsel or deal with the subject matter directly.

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Governance of the Company

Governance Policy

              Our business affairs are managed under the direction of our Board of Directors in accordance with the Indiana Business Corporation Law, our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws. The role of our Board of Directors is to effectively govern the affairs of the Company for the long-term benefit of our investors, our teams, our customers and other stakeholders. The Board ensures the continuity of the Company and its mission through the election and appointment of qualified leadership to inspire our people and lead the Company, and with the Board, to develop the Company's long-term strategy. In addition, leadership regularly keeps Board members updated regarding developments affecting our business and industry. The Board is also responsible for ensuring that our activities are conducted in a responsible and ethical manner. We are committed to sound corporate governance principles.

              We operate under corporate governance principles and practices that are reflected in a set of written Corporate Governance Policies. All of our policies and charters, as amended from time to time, are available on our Company's website at www.steeldynamics.com under "Investors — Corporate Governance."

              These include the following principles:

  ▪
  At least a majority of our directors and all of the members of our Audit, Compensation and Corporate Governance and Nominating committees are required, at a minimum, to meet all applicable objective and subjective standards for independence, including the Nasdaq Listing Rules for director independence, as more fully described in the discussion of "Director Independence" below.

  ▪
  Our Board and each Board committee have the authority to engage independent legal, financial or other advisors as they deem necessary, at our expense.

  ▪
  Our Board engages with leadership regarding near and long-term strategic planning and execution regularly, during which the directors review and assess our business strategies and associated risks.

  ▪
  Independent and non-employee directors meet in executive session, no less than quarterly.

  ▪
  Our Board and Board committees conduct annual self-evaluations.

  ▪
  Our Board regularly reviews succession planning and related considerations, of both leadership and director talent development issues at all critical leadership and Board levels.

  ▪
  Directors have unrestricted access to our leadership and teams.

  ▪
  Ensure a robust process is provided by the Corporate Governance and Nominating Committee and the Compensation Committee to utilize input from our independent directors to conduct an annual review of our Chief Executive Officer's performance.

  ▪
  Our Board ensures our directors have a diverse set of backgrounds and experiences through a robust director selection process. Additionally, the Board ensures a mix of tenures with our mandatory director retirement policy, allowing fresh perspectives with newer directors and depth of knowledge from experienced directors.

Board Leadership Structure

              Chairman of the Board

              Mr. Keith E. Busse serves as our non-independent, non-executive Chairman of the Board. Keith E. Busse has served as our Chairman since our founding and presides at meetings of the Board. The Chairman serves at the pleasure of the Board and is appointed annually following the Annual Meeting.

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              Lead Independent Director

              The Board operates with a Lead Independent Director, selected annually from among the independent directors. James C. Marcuccilli has served as our Lead Independent Director since 2011. The Lead Independent Director serves at the pleasure of the Board and is appointed annually following the Annual Meeting.

              The Lead Independent Director:

  ▪
  presides at all Board meetings at which the Chairman is not present;

  ▪
  presides at all meetings of the executive sessions of the independent directors;

  ▪
  serves as a liaison between leadership and the Board as well as between the Chairman and the independent directors;

  ▪
  assists the Board committee chairs in preparing agendas for the respective committee meetings;

  ▪
  has the authority to call meetings of the independent directors, and

  ▪
  performs other functions and responsibilities requested by the Board or the independent directors from time to time.

              The Board considers that the Lead Independent Director's active involvement in the foregoing functions and activities will ensure the Board will be able to maintain an appropriate level of independent oversight over its critical information flow and decision-making processes.

Director Independence

              The Board annually makes both an affirmative objective and subjective determination that all independence standards have been and continue to be met by the designated independent directors and members of each of our three standing committees, including compliance with the additional heightened independence standards prescribed by SEC and Nasdaq Listing Rules for audit committee and compensation committee members. To be found to be objectively independent, each director must be neither an officer nor an employee of Steel Dynamics, Inc. or any of its subsidiaries, nor an individual who has any relationship with Steel Dynamics, Inc. or any of its subsidiaries, or with management (either directly or as a partner, stockholder or officer of an entity that has such a relationship) which, in the Board's opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, a director is presumptively considered to be non-independent if:

  ▪
  the director or a family member, directly or indirectly through either a family or entity relationship, received any payments from the Company or any of our subsidiaries, during any period of twelve consecutive months within the preceding three years, (other than for Board or Committee service, from investments in the Company's securities, or from any Company retirement plan) relating to the provision of accounting, consulting, legal, investment banking, or financial advisory services;

  ▪
  the director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees;

  ▪
  the director is or has a family member of a person who is, or at any time during the three prior years was employed as an executive officer by the Company or any of our subsidiaries;

  ▪
  the director is, or has a family member who is, a partner in, an executive officer or controlling stockholder of any entity to which the Company made, or from which the Company received payments for property or services, in the current or prior three years, that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more (other than, with other minor exceptions, payments arising solely from investments in the Company's securities);

  ▪
  the director is, or has a family member who is employed as an executive officer of another entity where, at any time within the prior three years, any of the Company's executive officers served on the compensation committee of the other entity; or

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  ▪
  the director is or has a family member who is a current partner of the Company's independent public auditor, or was a partner or employee of that firm who worked on the Company's audit at any time during the prior three years.

              The Board made its independence determination with respect to each director for calendar year 2019 and for each director nominee for election to the Board of Directors at the 2020 Annual Meeting. The Board has similarly made an additional affirmative determination of independence with respect to each member of the Audit Committee and the Compensation Committee, under the special audit committee and compensation committee independence criteria set forth under applicable SEC rules and Nasdaq Listing Rules as noted below.

              The Board determined that during 2019 eight of the eleven members of our Board of Directors serving during 2019 met all independence requirements, at all times constituting 73% of the eleven-member Board. The independent members are Sheree L. Bargabos, Frank D. Byrne, M.D., Kenneth W. Cornew, Traci M. Dolan, James C. Marcuccilli, Gabriel L. Shaheen, Bradley S. Seaman and Steven A. Sonnenberg. The Board has determined that, if elected at the 2020 Annual Meeting, of the eleven persons nominated as candidates for election as directors, eight directors (Sheree L. Bargabos, Frank D. Byrne, M.D., Kenneth W. Cornew, Traci M. Dolan, James C. Marcuccilli, Gabriel L. Shaheen, Bradley S. Seaman and Steven A. Sonnenberg) would continue to meet all such independence criteria. In addition, the Board determined that all members of each of the three standing committees have been and will continue to meet all independence requirements.

Board and Committee's Role in Risk Oversight

              The Board believes that evaluating the executive team's management of the various risks confronting the Company is one of its most important areas of oversight. In carrying out this critical responsibility, the Board, with leadership's assistance, regularly reviews the Company's significant macro-economic and business-specific risks, including but not limited to, safety, talent development, human resources, financial, operational, information and cybersecurity, business continuity, legal, environmental, trade, technological and regulatory exposures. In this regard, the Board reviews and challenges the steps leadership has taken to actively assess, manage, monitor and mitigate these exposures. While the Board and its committees oversee risk management strategy, leadership is responsible for implementing and supervising day-to-day execution and reporting to the Board and its committees on such matters. Outlined below is how the Committees support the Board in this critical function.

              The Audit Committee reviews the Company's risk management processes, systems and controls which leadership has established. Specifically, among other topics, the Audit Committee is responsible for reviewing the risks related to financial reporting and disclosure processes, as well as, capital structure, liquidity, regulatory and markets. The Audit Committee regularly discusses with leadership the Company's significant financial risk exposures to ensure adequate mitigation is in place.

              The Corporate Governance and Nominating Committee reviews legal and regulatory compliance risks as they relate to, among other things, corporate governance structure and processes. In that review are the risks related to environmental and social issues that may arise, including the impact our operations have on our communities and the environment and the diversity of our teams.

              The Compensation Committee reviews our executive compensation programs in order to determine if they encourage unnecessary or excessive risk-taking. As part of its review, the Compensation Committee utilizes its independent compensation consultant, Compensia in its determination. During 2019, the Compensation Committee determined that our compensation programs do not encourage unnecessary or excessive risk-taking.

              Executive officers' base salaries are fixed in amount and thus do not encourage risk-taking. Annual cash incentives are formulaic and tied to specific Company financial performance metrics. The majority of compensation provided to the executive officers is in the form of time-based and performance-based equity awards that vest or are earned over a number of years and help further align executive officers' interests with those of our investors. Accordingly, the Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to the Company's performance over several

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years, and awards are subject to regular vesting schedules to help ensure that a significant component of executive compensation is tied to long-term stockholder value creation.

              The Compensation Committee has also reviewed the Company's compensation programs for employees in general and has concluded that these programs as well do not create risks that are reasonably likely to have an adverse effect on the Company. The Compensation Committee believes that the Company's cash bonus programs and long-term equity awards provide an effective and appropriate mix of incentives to help ensure performance is focused on long-term stockholder value creation and does not encourage short-term risk taking at the expense of long-term results.

Board Committees

              During 2019, the Board of Directors had three standing committees each consisting entirely of independent directors: an Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.

              The Board, together with leadership, periodically reviews the applicable provisions of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act and the implementing rules thereunder, the rules and pronouncements of the SEC, pertinent provisions of the Internal Revenue Code of 1986 (the "Code"), and the Listing Rules of the Nasdaq Stock Market regarding corporate governance policies, processes, and listing standards, including applicable audit and compensation committee independence standards. In conformity with such requirements, the committees of the Board operate under written charters. All three committees regularly update and revise their charters to take into account increased charter, legislative, regulatory and listing standards requirements, as well as other governance changes.

              Each of our Audit, Compensation, and Corporate Governance and Nominating Committee charters require that each member of each committee meet:

  ▪
  all applicable criteria defining "independence" prescribed from time to time under Rule 5605(a)(2) of the Listing Rules for Nasdaq-listed companies, as well as those enhanced independence requirements for Audit Committee members prescribed pursuant to Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

  ▪
  the enhanced standards of independence, in effect during 2019, applicable to compensation committee members, including the requirement to consider the impact upon independence of the receipt of any consulting, advisory, or compensatory fees paid by the Company (other than board fees); or of the existence of any "affiliate" relationship between the member and the Company or any of its subsidiaries or affiliates; and

  ▪
  the criteria for a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act.

              All members of each of our standing committees met all such criteria and standards during 2019 and will continue to meet them during 2020.

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              The following table provides information on the committees along with their key responsibilities:

Committee Details	Key Responsibilities

Corporate Governance and Nominating Committee

Chair: Bradley S. Seaman

Members:

▪

Frank D. Byrne, M.D.

▪

Kenneth W. Cornew

▪

Traci M. Dolan

▪

James C. Marcuccilli

▪

Steven A. Sonnenberg

Number of Meetings: 4

All members are independent

▪

Reviews and evaluates developments in corporate governance practices, and reviews and recommends to the Board effective corporate governance policies and procedures and appropriate charter provisions, as well as Board organization, size and composition;

▪

Establishes criteria for Board membership, including diversity, by identifying, evaluating, and recommending for election as directors both incumbent and prospective nominees who meet the Committee's and the Board's criteria of board member requirements, after taking into consideration the nominee's background, knowledge, attributes, skills, subject matter expertise, and business, financial and life experiences, and are also willing and able to actively and materially contribute as a board member, either for election by our stockholders at each Annual Meeting, or for appointment by the Board to fill any director vacancies;

▪

Identifies Board members for assignment to various Board committees;

▪

Drafts and oversees a Code of Ethics for our Principal Executive Officers and Senior Financial Officers, a Company-wide Code of Business Conduct and Ethics, and from time to time such other policies as are necessary or appropriate in the interest of good governance practices;

▪

Determines, recommends, or renders advice to the Board regarding applicable statutory, regulatory or Nasdaq Listing Rules regarding the "independence" requirements for board or committee membership, as well as rendering objective and subjective independence determinations; and

▪

Reviews and evaluates, at least annually, the performance of the Board and Board members and making recommendations to the Board concerning the number, function, and composition of the Board's committees.

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Committee Details	Key Responsibilities

Compensation Committee Chair: Gabriel L. Shaheen Members: ▪ Sheree L. Bargabos ▪ Kenneth W. Cornew ▪ James C. Marcuccilli ▪ Bradley S. Seaman Number of Meetings: 5 All members are independent

▪

Establishes, reviews, and approves corporate goals and objectives relating to our Chief Executive Officer's and Named Executive Officers' compensation;

▪

Together with the Corporate Governance and Nominating Committee, evaluates our Chief Executive Officer's and other executive officers' (as well as the Company's overall) performance, at least annually, in light of those corporate goals and objectives and determines and approves their compensation based on this evaluation;

▪

Reviews and approves our executive compensation plans and agreements, including our equity-based plans; and, at least annually, reviews the operation of all such plans and agreements and assesses the relationship between our overall compensation policies and practices and financial risk;

▪

Exercises general oversight with respect to our compensation agreements and incentive and equity-based plans relating to our Chief Executive Officer and other executive officers;

▪

Determines compliance with applicable pre-determined performance criteria with respect to all compensation plans for Named Executive Officers;

▪

Reviews and makes recommendations to the Board, taking into account Company performance and the duties and responsibilities of each board or committee position, regarding compensation of the non-employee members of the Board;

▪

Oversees regulatory compliance with respect to compensation matters and engages the services of independent professional compensation consultants and advisors, with costs paid by the Company;

▪

Reviews and determines compliance, with respect to each Compensation Committee member, of all required objective and subjective factors governing independence, as well as the independence of the Committee's advisors, including its compensation consultant and other advisors;

▪

Acts as the "Administrator" or "Committee" in connection with the operation and administration of our equity and cash-based incentive compensation programs, with the authority to approve and authorize both equity and cash-based awards; and

▪

Approves an annual report on executive compensation for inclusion in our Annual Report on Form 10-K and Proxy Statement, and reviews and discusses with management the Company's Compensation Discussion and Analysis, to determine whether to recommend to the Board that the Compensation Discussion and Analysis be included either in our Annual Report on Form 10-K, or alternatively, in this Proxy Statement and incorporated by reference from this Proxy Statement into our Annual Report on Form 10-K.

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Committee Details	Key Responsibilities

Audit Committee Chair: Traci M. Dolan Members: ▪ Sheree L. Bargabos ▪ Frank D. Byrne, M.D. ▪ Gabriel L. Shaheen ▪ Steven A. Sonnenberg Number of Meetings: 8 All members are independent

▪

Oversees the adequacy, quality, and integrity of the Company's accounting and financial reporting processes and the integrity of its financial statements;

▪

Oversees the appointment, retention, compensation, independence, performance, and oversight of the Company's independent registered public accounting firm;

▪

Oversees the audits of the Company's financial statements;

▪

In consultation with management and with legal counsel, reviews the Company's compliance with legal and regulatory filings and requirements;

▪

Reviews the soundness and performance of the Company's internal audit function, internal accounting controls, disclosure controls and procedures, and internal control over financial reporting;

▪

Together with the Board, reviews the Company's risk management process, system and controls, including risks related to the financial reporting process, credit risk, liquidity risk, cybersecurity risk and market risk;

▪

Prepares and approves an Audit Committee Report required by the rules of the SEC for inclusion in the Company's annual Proxy Statement;

▪

Assesses and approves the establishment of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential anonymous submission by employees of concerns regarding potential fraud or other questionable accounting, financial, or auditing matters;

▪

Oversees the maintenance and oversight of a policy governing related party transactions required to be disclosed under Item 404 of SEC Regulations S-K, including the process the Audit Committee employs to identify related party transactions for review, in response to PCAOB Auditing Standard No. 18, as well as governing the review, approval or ratification of any such permitted related party transactions; and

▪

Reviews our financial statements and discusses them with management and our independent auditors before those financial statements or the results thereof are publicly released and before they are filed with the SEC.

              Director Nomination Process

              The Corporate Governance and Nominating Committee regularly reviews the Company's Board composition to continually update incumbent director skills, contributions and experiences, and for the purpose of identifying potential candidates for board membership in the event of possible retirements, unanticipated vacancies or board expansion. During 2019, the Corporate Governance and Nominating Committee continued this process, which first identifies skills that are needed to support the Company and its near and long-term strategies, while considering the factors listed below, and then, from time to time, identifies potential nominees to fill the need. Proposed nominees may be referred or recommended to the Committee from many different sources, including but not limited to members of the Committee, by other directors, by outside persons or advisors, by a stockholder in accordance with the procedures described below, or under the direction of the Committee and for its consideration and approval, by an outside independent professional search firm.

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              The Committee reviews background information on each proposed nominee, including the proposed nominee's accomplishments, experience, and skills. In addition to a candidate's inventory of skills and substantive qualifications, the Committee looks for various other attributes, including:

  ▪
  business acumen;

  ▪
  a reputation for high ethical and moral standards

  ▪
  financial literacy;

  ▪
  integrity;

  ▪
  independent judgment;

  ▪
  notable personal or professional achievements;

  ▪
  collegiality;

  ▪
  a proper understanding of the role of a director in governance;

  ▪
  a commitment to represent the long-term interests of the Company and our investors;

  ▪
  diversity, including, but not limited to, gender, race, ethnicity and age; and

  ▪
  a commitment to prepare for, attend and actively participate in Board and committee meetings as well as a willingness to devote the necessary time and attention to the Company's business and the needs of the Board and its committees.

              Additionally, the Committee takes into account such factors as particular industry and general business knowledge, operating experience, demonstrated ethical business conduct, familiarity with or experience regarding business matters, exposure to public company governance matters, considerations such as safety, logistics, legal/governmental/environmental regulation experience, information technology, and risk assessment, as part of the director candidate qualification process.

              Annual Director Evaluations

              Members of the Corporate Governance and Nominating Committee also evaluate the continued candidacy of incumbent Board members based on the same criteria applicable to new candidates, taking into consideration such factors as age, board tenure, membership on other public company boards of directors, diversity, ability to provide subject matter expertise and insight into our long-term strategic direction and the extent to which through his or her prior participation and performance he or she has met the applicable criteria for continued Board membership and has developed a valuable in-depth knowledge of the Company and its business.

Director Meetings and the Annual Meeting

              The Board held four regularly scheduled and special meetings during 2019. All directors attended at least 75% of those meetings, as well as the meetings of each of the committees on which they served. As the Board, the Company's independent directors met in executive session four times during 2019, without the Company's leadership present.

              We encourage all members of the Board to attend our Annual Meeting. At the 2019 Annual Meeting all directors were in attendance.

Leadership Succession Planning

              The Board also engages in regular discussions with the Chief Executive Officer regarding leadership succession planning at all senior levels, including the Chief Executive Officer, and to the identification, development, and promotion of critical talent to address both planned and unplanned leadership transitions. The Chief Executive Officer reports at least semi-annually on succession and leadership development planning. The Company encourages talent development and succession planning at all levels throughout the organization through broad-based ongoing education and development opportunities. The Company also has internally developed programs specifically designed to teach leadership skills and how they are interpreted within the Company's culture.

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Statement of Policy for the Review, Approval or Ratification of Transactions with Related Persons

              Transactions with "related persons" are subject to our Statement of Policy for the Review, Approval or Ratification of Transactions With Related Persons.

              Under our policy, once a person has been identified as a "related person," and if there is a proposed transaction of $120,000 or more involving the related person and the Company or any of its subsidiaries, the transaction must be considered, approved or ratified by the Audit Committee. For purposes of our Policy, a "related person" is a person who is (or at any time since the beginning of our last fiscal year was) a director, director nominee, executive officer, 5% stockholder, immediate family member of any of the foregoing, an entity which is owned or controlled by any of such persons, or any other person which our Audit Committee or Board has so identified.

              We have established a lower transactional threshold amount than is required by law, so that even transactions above the threshold amount but still below the otherwise required dollar amount to trigger an inquiry will nonetheless be reviewed for fairness and appropriateness. Our Policy does permit the employment of a related person in the ordinary course of business, if terms are comparable to similar positions with non-related persons, and if that person is not an executive officer required to be reported in our annual Proxy Statement. Transactions involving competitive bids are considered pre-approved for purposes of our policy.

              Covered transactions will normally be approved in advance by the Audit Committee, unless, upon certification by our Chief Executive Officer or Chief Financial Officer that a determination cannot be practicably made prior to the next Audit Committee meeting, the Chair of the Audit Committee is able to review and approve the proposed related person transaction, subject, however, to the prompt reporting of the transaction to the full Audit Committee.

              In reviewing any related person transaction, the Audit Committee must consider the proposed benefits to the Company and the availability of other sources of comparable products or services, must make an assessment of whether the proposed transaction is at least on terms comparable to the terms available to an unrelated third party or to employees generally, and must then determine whether the transaction is fair and reasonable to the Company.

              The Audit Committee determined during 2019 there were no material related party transactions with Named Executive Officers or directors.

Compensation Committee Interlocks and Insider Participation

              None of our current or former officers or employees or any current or former officers or employees of our subsidiaries, served as a member of the Compensation Committee during 2019. Moreover, during 2019 (a) none of our executive officers served on the compensation committee of another entity, any of whose executive officers served on our Compensation Committee, and (b) none of our executive officers served as a director of another entity, any of whose executive officers served on our Compensation Committee.

Audit Committee Financial Experts

              Our Board has determined that, for 2019, each member of our Audit Committee, by virtue of his or her extensive financial and business experience and training, met, and continues to meet, the criteria of an "audit committee financial expert" within the meaning of that term in Rule 407 of Regulation S-K.

Stockholder Nominations

              The Corporate Governance and Nominating Committee will consider suggestions from stockholders for potential director nominees. In order to provide the Committee sufficient time to evaluate proposed nominees, a stockholder desiring to recommend a proposed nominee for consideration by the Committee, for nomination at the 2021 Annual Meeting, should send any such recommendation to Steel Dynamics, Inc., Attention: Chief

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Financial Officer, Theresa E. Wagler, 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804, no later than November 20, 2020, who will then forward it to the Committee. Any such recommendation should include a description of the proposed nominee's qualifications for Board service, the proposed nominee's written consent to be considered for nomination and to serve if nominated and elected, stock ownership information, including date or dates of purchase, the proposed nominee's resume, information regarding any relationship, as well as any understandings between the proposing stockholder, the proposed nominee, and any other person or organization regarding the proposed nominee's board service, if elected, and the addresses and telephone numbers for contacting the stockholder and/or the proposed nominee for more information.

Stockholder Proposals for 2021

              Any stockholder satisfying the requirements of the Exchange Act Rule 14a-8, and wishing to submit a proposal for inclusion in our Proxy Statement for our 2021 Annual Meeting, must submit the proposal in writing to the attention of our Chief Financial Officer, Theresa E. Wagler, at 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804, no later than November 20, 2020.

              In addition, Section 2.9 of our bylaws, which is an advance notice bylaw, governs the timely submission of nominations for director or other business proposals that a stockholder may wish to have considered at the annual meeting. There were no such proposals submitted for this Annual Meeting. Pursuant to that bylaw, any stockholder who does not submit a timely or otherwise qualifying proposal for inclusion in next year's (2021's) Annual Meeting Proxy Statement, but may still wish to make a proposal at that 2021 Annual Meeting, will be required to have delivered written notice to our Chief Financial Officer no later than November 20, 2020. That notice, if any, must contain the information required by Section 2.9 of the bylaws. If such a proposal were to be made at next year's Annual Meeting, a proxy granted by a stockholder prior to that Annual Meeting will be deemed to have given discretionary authority to the proxies to vote that individual's shares on any matter introduced pursuant to the foregoing Section 2.9 advance notice bylaw.

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Proposal No. 1
Election of Directors

              Our stockholders will be asked to elect eleven directors at the 2020 Annual Meeting.

              All persons listed below are incumbent members of our Board and were elected at the 2019 Annual Meeting. As a result of its ongoing incumbent director performance review by the Corporate Governance and Nominating Committee (see "The Corporate Governance and Nominating Committee — Director Nomination Process") each incumbent Board member's service and performance as a director during 2019 was evaluated by the Corporate Governance and Nominating Committee and was determined to have met all expectations for continued Board membership. The Committee determined that it would be in the best interest of the Company that each incumbent director, all of whom have expressed his or her willingness to continue to serve, should continue to do so. Accordingly, all eleven director candidates, having indicated their willingness to stand for election for an additional one-year term, were recommended for nomination by the Committee and are hereby nominated for election to the Board.

              Each director, if elected, will serve until our 2021 Annual Meeting, or until a qualified successor director has been elected. All but Messrs. Millett, Busse and Teets are and will continue to be independent directors. In the event that any nominee at the time of the election is unable to serve or is otherwise unavailable for election, the Board, upon recommendation of the Corporate Governance and Nominating Committee, may select a substitute nominee. In that event the persons named in the enclosed proxy intend to vote the proxy for the person so selected. We do not anticipate that any nominee will be unable to serve.

              In addition, the Board has also reviewed all transactions during 2019 between Steel Dynamics, Inc. or any of its subsidiaries or affiliates, and companies or entities in which a director or a family member or affiliate might have owned any interest, for the purpose of ensuring that such transactions, if any, were approved in accordance with our Statement of Policy For the Review, Approval or Ratification of Transactions With Related Persons, and, further, for the purpose of determining whether any of such transactions impacted the independence of any director. The Board has affirmatively determined that none of the independent directors is an officer or employee of the Company or any of our subsidiaries and none of such persons have any relationships which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship or impact that person's independence.

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 INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS,
ATTRIBUTES AND SKILLS OF DIRECTOR NOMINEES AND OTHER EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR EACH OF THE FOLLOWING NOMINEES:

Mark D. Millett

Position: Co-founder, Director and President and Chief Executive Officer

Director Since: 1993

Age: 60

Outside Public Company Directorships: None

Committees: None

Education: Bachelor's degree in metallurgy from the University of Surrey in England (1981)

Key Qualifications: Mr. Millett brings to the Board strong leadership and industry experience having co-founded the Company and led the Company as its President and CEO during the past six years, through a period of tremendous long-term strategic growth. His experience as a seasoned public company CEO, coupled with his steel industry experience and his operational, commercial, cultural and strategic expertise, are valuable assets to the Board.

Professional Background: Mr. Millett co-founded the Company in 1993. Mr. Millett has been our President and Chief Executive Officer since January 2012. Prior to that, he has held various positions, including President and Chief Operating Officer, Executive Vice President of Metals Recycling and Ferrous Resources, President and Chief Operating Officer of OmniSource Corporation, and Executive Vice President of Flat Roll Operations. Mr. Millett was responsible for the design, construction, and start-up operation of numerous steelmaking facilities, including portions of our Butler Flat Roll Division. During 2019, Mr. Millett was named the recipient of the James F. Collins Achievement in Advocacy Award by the Steel Manufacturers Association. During 2014, Mr. Millett was named Steelmaker of the Year by the Association of Iron and Steel Technology.

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Sheree L. Bargabos

Position: Director

Director Since: 2018

Age: 64

Outside Public Company Directorships: PGT Innovations, Inc.

Committees: Audit Committee and Compensation Committee Member

Education: Bachelor of Science degree in Chemistry from McGill University in Montreal, Quebec, Canada and an M.B.A. from Babson College in Wellesley, Massachusetts

Key Qualifications: Among numerous strong leadership characteristics, Ms. Bargabos brings a strong background in industrial operations, safety practices, commercial platforms, employee matters and operational excellence to our Board.

Professional Background: Retired. Ms. Bargabos served from 2002 through 2012 as the President of the Roofing and Asphalt Division of Owens Corning, a global manufacturer of composites and building materials. In her capacity as President, Ms. Bargabos was responsible for the $2 billion roofing and asphalt business segment, managing 2,000 employees across 14 manufacturing locations. From 2013 through her retirement in 2015, Ms. Bargabos assumed the role of Vice President, Customer Experience, Roofing, helping to facilitate the successful transition of her successor, among other responsibilities.

Keith E. Busse

Position: Co-founder, Director and non-executive Chairman of the Board

Director Since: 1993

Age: 77

Outside Public Company Directorships: None
(previously served as Chairman of the board of Tower Financial Corporation from 1999-2014 and as a director of Accuride Corporation from 2012-2016)

Committees: None

Education: Undergraduate degree in accounting from International Business College, a degree in business finance from the University of St. Francis and a master's degree in business administration from Indiana University

Key Qualifications: Mr. Busse brings to the Board strong leadership and industry experience having co-founded the Company. He brings an innovative and strategic steel industry perspective to our Board, providing unique insight and guidance having led our Company through significant growth during his 18 years of leadership as CEO.

Professional Background: Retired. Mr. Busse served as our Chief Executive Officer from inception through 2011. Mr. Busse also, from 1993 until May 2007, was our President, at which time he became Chairman and Chief Executive Officer. He grew the Company from 1.4 million tons of annual steelmaking capability to 7.4 million tons upon his retirement in 2011. He also initiated the Company's fabrication and metals recycling platforms during that timeframe. Mr. Busse was named Steelmaker of the Year in 2005 by the Association of Iron and Steel Technology and was named by Business Week Magazine as one of the Top 10 entrepreneurs in the United States.

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Frank D. Byrne, M.D.

Position: Director

Director Since: 2005

Age: 67

Outside Public Company Directorships: None (previously served as a director for Lincare Holdings from 1999-2012)

Committees: Audit Committee and Corporate Governance and Nominating Committee Member

Education: Bachelor of Science degree in pre-professional studies from the University of Notre Dame (1974), a doctor of medicine degree from S.U.N.Y. Downstate Medical Center (1977), and a Master of Medical Management degree from Carnegie Mellon University (1999).

Key Qualifications: Dr. Byrne brings to the Board executive leadership and governance experience, as well as experience in management of complex organizations, employment-related matters, compensation policies, mergers and acquisitions, safety, process improvement and information technology. Dr. Byrne also served in numerous governance roles in not-for-profit and privately held organizations for more than 25 years, providing a wealth of experience to the Board.

Professional Background: Retired. Dr. Byrne is President Emeritus and Foundation Board member of SSM Health St. Mary's Hospital, Madison, Wisconsin. He currently serves as advisor to a healthcare data analytics company. He previously chaired the hospital advisory board of MedPro Group (a Berkshire-Hathaway company). He is a trustee of Edgewood College and a board member of the Urban League of Greater Madison and the Wisconsin Academy of Sciences, Arts, and Letters. He also consults, advises and teaches on corporate governance, leadership development, and strategy. He served as president of SSM Health St. Mary's Hospital, part of SSM Health Care, a multi-state healthcare delivery system, from 2004-2015. Previously, he served in a variety of executive leadership and governance roles at Parkview Health, a regional healthcare system in northeast Indiana, from 1991-2004, including serving as President of Parkview Hospital from 1995-2002.

Kenneth W. Cornew

Position: Director

Director Since: 2016

Age: 55

Outside Public Company Directorships: None

Committees: Corporate Governance and Nominating Committee and Compensation Committee Member

Education: Bachelor of Science degree in Electrical Engineering from Rutgers University (1987) and an MBA from Drexel University (1995)

Key Qualifications: Mr. Cornew brings to the Board a comprehensive understanding and experience in power operations, commodity cycles, commercial expertise, strategic growth, mergers and acquisitions, safety, and process improvement. He also brings an extensive knowledge and understanding of public company governance and regulatory matters.

Professional Background: Mr. Cornew has been Senior Executive Vice President and Chief Commercial Officer of Exelon Corporation and President and CEO of Exelon Generation since 2013. Mr. Cornew is responsible for the operations of Exelon's nuclear, fossil, and renewable fleets, as well as the commercial and retail businesses of Constellation. In 1990 Mr. Cornew joined Exelon where, throughout his career, he was instrumental in establishing and growing the company's competitive energy business. Prior to joining Exelon, Mr. Cornew worked for PJM Interconnection, a regional transmission organization and part of the U.S. Eastern Interconnection Grid serving several states in the Mid-Atlantic and Mid-West regions. Mr. Cornew has been and continues to be a leader in advocacy for the industry, he currently serves on the Board of Directors of the Electric Power Research Institute whose focus is research and development relating to the generation, delivery and use of electricity. Mr. Cornew currently serves on the Industry Advisory Board for Rutgers School of Engineering, the Advisory Board of FM Global Washington/Philadelphia, as well as the Board of Trustees for the Living Classrooms Foundation.

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Traci M. Dolan

Position: Director

Director Since: 2012

Age: 62

Outside Public Company Directorships: None

Committees: Audit Committee Chairperson and Corporate Governance and Nominating Committee Member

Education: Bachelor of Science Degree in Business from Indiana University (1981)

Key Qualifications: Ms. Dolan brings to the Board a comprehensive knowledge of accounting, finance and financial management, as well as, experience in managing and overseeing regulatory compliances in the areas of executive compensation and risk management involving public companies. Her background also brings an understanding of information technology and cyber risk to the Board to help ensure proper risk oversight.

Professional Background: Retired. Ms. Dolan served for ten years (2004 – 2014) with ExactTarget, Inc., a salesforce.com company, which provides global cross-channel interactive marketing software-as-a-service. From July 2011 to February 2014, she served as Chief Administrative Officer and Corporate Secretary, responsible for human resources, executive compensation, legal and corporate governance, real estate, risk management, and shareholder relations. Prior to this, she served as principal financial officer responsible for all financial and administrative functions, including financial and strategic planning, accounting, tax and treasury functions, among other responsibilities. From 2000 – 2004, Ms. Dolan served as Chief Financial Officer and Vice President of Finance and Administration, Secretary and Treasurer of Made2Manage Systems, Inc.

James C. Marcuccilli

Position: Lead Independent Director

Director Since: 2005

Age: 69

Outside Public Company Directorships: None

Committees: Compensation Committee and Corporate Governance and Nominating Committee Member

Education: Bachelor's degree in business finance from the University of Notre Dame (1973)

Key Qualifications: Mr. Marcuccilli brings to the Board his comprehensive experience in financial analysis, commercial understanding, banking, organizational management, strategic growth, and information technology and cyber risk. His background as a successful financial entrepreneur also brings a depth of knowledge concerning regulatory and governance matters.

Professional Background: Mr. Marcuccilli has served as Chairman and Chief Executive Officer of STAR Financial Bank, a regional bank based in Fort Wayne, Indiana since 2016 and as President and Chief Executive Officer of STAR Financial Bank from 1997 to 2016. Mr. Marcuccilli serves as a director of STAR Financial Group, Inc., the holding company parent of STAR Financial Bank, as well as a director of STAR Financial Bank. Prior to that, Mr. Marcuccilli had responsibility for oversight of nine of STAR's financial institutions throughout Indiana. He has served as chairman of the Northeast Indiana Regional Partnership from 2008-2009 and a board member of the Indiana Economic Development Corporation (2004 to 2017).

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Bradley S. Seaman

Position: Director

 Director Since: 2013

 Age: 60

 Outside Public Company Directorships: CPI Card Group, Inc., Chairman

 Committees: Corporate Governance and Nominating Committee Chairperson and Compensation Committee Member

Education: Bachelor of Science degree in Business Administration from Bowling Green State University (1982) and an MBA from the University of Dallas (1986)

Key Qualifications: Mr. Seaman brings to the Board a comprehensive understanding and experience in the private equity markets, strategic initiatives, mergers & acquisitions, management experience, and both operational and corporate governance experience. He also brings an extensive knowledge and understanding of public company governance and regulatory matters.

Professional Background: Mr. Seaman has been employed, since August 1999, by Parallel49 Equity, a private equity firm (successor brand of Tricor Pacific Capital) that makes control investments in lower middle market companies in the United States and Canada. From 1999 through December 2011, Mr. Seaman was Managing Director and leader of its U.S. operations, and, since January 2012, has served as its Managing Partner, responsible for leading overall firm operations, strategy, funding, and investments. Mr. Seaman was employed by the General Electric Company from 1984 – 1999 in a series of increasingly responsible positions in both GE Plastics and GE Capital. At GE Capital, Mr. Seaman was ultimately promoted to lead transaction origination and structuring teams in the New York and Chicago offices for the Commercial Finance business which was focused on providing debt and equity for private equity backed transactions and he led GE's equity investment in the start-up of Steel Dynamics.

Gabriel L. Shaheen

Position: Director

 Director Since: 2009

 Age: 66

 Outside Public Company Directorships: None
(previously served as Chairman of the board of Horace Mann Educators Corporation from 2010 to 2018).

 Committees: Compensation Committee Chairperson and Audit Committee Member

Education: Bachelor's degree in actuarial math from the University of Michigan (1976) and a master's degree in actuarial science from the University of Michigan (1977)

Key Qualifications: Mr. Shaheen brings an extensive background of training, skills, and experience in the world of risk assessment and management, as well as management skills and experience in operating and supervising complex institutional relationships and major operating units of large publicly traded companies.

Professional Background: Mr. Shaheen was a founding partner of Insurex, LLC in 2018, served since 2000 as President, Chief Executive Officer and a principal of GLS Capital Ventures, LLC and partner of NxtStar Ventures, LLC from 2000 through 2018, all of them providing private advisory services to both start-up and existing life insurance, annuity insurance, and other financial services organizations, as well as to entities that serve such organizations. From January 1998 through December 1999, Mr. Shaheen served as Chairman, President and Chief Executive Officer of Lincoln National Life Insurance Company, with responsibility for all of Lincoln's life and annuity operations throughout the United States.

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Steven A. Sonnenberg

Position: Director

 Director Since: 2018

 Age: 67

 Public Company Directorships: Tennant Company, Lead Independent Director

 Committees: Audit Committee and Corporate Governance and Nominating Committee Member

Education: Bachelor's degree in Civil Engineering from the Georgia Institute of Technology and an M.B.A in Business Administration from the University of Virginia Darden School of Business.

Key Qualifications: Among numerous strong leadership characteristics, Mr. Sonnenberg brings a strong background in industrial and international operations to our Board, as well as a comprehensive understanding of public company governance and regulatory matters, talent development and succession practices, and commercial acumen.

Professional Background: Retired. Mr. Sonnenberg served from 2008 through 2016 as President of Emerson Electric Co.'s $8.5 billion Process Management Group, a worldwide 40,000-employee, eight business unit manufacturer of automation products for process industries, including oil and gas, chemical processing, power, life sciences, and metals and mining. In 2016, Mr. Sonnenberg became Chair of Emerson Electric Co.'s Automation Solutions business, which assists manufacturers to maximize performance through Emerson's industry-leading portfolio of technologies to measure, control, optimize and power their operations. In 2018, he became Senior Advisor, Emerson Automation Solutions, until his retirement in 2019. In that role, he worked in the areas of leadership development and senior customer relations. For more than 15 years prior to his appointment as Emerson's Process Management Group's President, Mr. Sonnenberg managed various Emerson affiliated companies with operations throughout Asia and Europe.

Richard P. Teets, Jr.

Position: Co-founder and Director

 Director Since: 1993

 Age: 64

 Public Company Directorships: None

 Committees: None

Education: Bachelor's degree in mechanical engineering from Lafayette College (1977) and a master's degree in business administration from Duquesne University (1982)

Key Qualifications: Mr. Teets brings to the Board strong leadership and industry experience having co-founded the Company. Mr. Teets brings to the Board a strong academic, innovative, strategic and operational background and business experience in the design, construction and operation of steel mill facilities. Additionally, he offers demonstrated leadership in organizing, planning and directing complex projects, both at the construction and operational levels.

Professional Background: Retired. Mr. Teets had been our Executive Vice President for Steelmaking and President and Chief Operating Officer of Steel Operations since August 2008 through March 2016. In April 2007, Mr. Teets became an Executive Vice President, overseeing the Company's four long-products steelmaking divisions and the steel fabrication platform. From 1998 to 2007, he managed the construction, start-up, and operation of the Structural and Rail Division and was responsible for its commercial success and growth. Prior to this, from 1993 to early 1996, Mr. Teets was responsible for the design, construction, and start-up operation of the Company's Butler Flat Roll Division. Mr. Teets was named the Steel Advocate of the Year during 2016 by the American Metal Market.

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Other 2019 Named Executive Officers

Theresa E. Wagler (49) has been our Executive Vice President, Chief Financial Officer and Corporate Secretary since May 2007. Ms. Wagler joined the Steel Dynamics corporate finance team in 1998, and has held various finance and accounting positions, including Chief Accounting Officer and Vice President and Corporate Controller, and was appointed to her current position in May 2007. She is responsible for and oversees accounting and taxation, treasury, risk management, legal, information technology and cybersecurity, safety and human resources and strategic business development functions, as well as, financial planning and analysis, investor relations, and corporate communications. Prior to joining Steel Dynamics, Ms. Wagler served as a certified public accountant with Ernst & Young LLP. She graduated cum laude from Taylor University with a bachelor's degree in accounting and systems analysis. In addition, Ms. Wagler serves as a director and chair of the audit committee of CF Industries Holdings, Inc., a public company, and also serves as a director and audit committee chair for Trine University.

Russell B. Rinn (62) has been our Executive Vice President for Metals Recycling since July 2011. Mr. Rinn is responsible for OmniSource's ferrous and nonferrous metals recycling operations in the eastern half of the United States, as well as sourcing, marketing, trading, and logistics activities spanning the nation. OmniSource procures metal scrap, processes it, and markets these recycled metals to external customers and supplies ferrous scrap to the Company's steel mills. Prior to joining Steel Dynamics, Mr. Rinn was an Executive Vice President of Commercial Metals Company (CMC), a Texas-based mini-mill steel company. He has more than 30 years of experience in the steel and metals recycling industries. Mr. Rinn is a graduate of the Executive Program of the Stanford University Graduate School of Business and of the Management Development Program at the University of Michigan's Business School. He holds a bachelor's degree in Finance, Marketing and Business Administration from Texas Lutheran University.

Glenn A. Pushis (54) has been our Senior Vice President, Special Projects, since February 1, 2019. In this position, Mr. Pushis is responsible for the successful design and construction of the Company's new Southwest-Sinton Flat Roll Division developed to serve the Southwestern United States and Mexico. He has extensive experience in this capacity and has been instrumental in numerous construction projects for Steel Dynamics since its foundation. Since 2016, Mr. Pushis served as Senior Vice President, Long Products Steel Group responsible for the Company's four long product steel mills. Prior to that, Mr. Pushis served as a Vice President overseeing the Company's Butler Flat Roll Division and six flat roll coating facilities. He has been with Steel Dynamics since 1994, holding various operational and leadership roles, and he was part of the team that constructed the Company's first steel mill in 1994—Butler Flat Roll Division. He held various leadership positions within the Company's steel group, including the positions of General Manager for the Engineered Bar Products Division from 2003 to 2007 and more recently, the Butler Flat Roll Division from 2007 to 2014. Mr. Pushis earned a bachelor's degree in mechanical engineering from Purdue University and his MBA from Indiana University.

Barry T. Schneider (51) has been our Senior Vice President, Flat Roll Steel Group since March 2016. Mr. Schneider is responsible for the Company's two flat roll steel mills and numerous flat roll coating lines, including The Techs and Heartland Flat Roll Division, which together have approximately 8.4 million tons of annual capacity, producing hot roll, cold roll and coated steel products, including a wide variety of specialty products, such as light gauge hot roll, galvanized and painted products. Since 2014, Mr. Schneider served as a Vice President overseeing the Company's Engineered Bar Products and Roanoke Bar steel divisions. Mr. Schneider was also part of the team that constructed the Company's first steel mill in 1994, serving in several engineering and operational roles in the melt shop during the Company's first five years of operations. He was the manager of the Butler Flat Roll Division's hot strip mill and later the cold rolling and coating facilities from 2000 to 2007. Mr. Schneider then held the position of General Manager for the Engineered Bar Products Division from 2007 to 2014. Mr. Schneider earned a bachelor's degree in mechanical engineering and a Master of Science in engineering management from Rose-Hulman Institute of Technology.

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Director Compensation

              The following table presents the total compensation for each person who served as a non-employee member of the Board during 2019. Other than as set forth in the table, and described more fully below, we did not pay any other compensation or make any equity or non-equity awards to any of the non-employee members of the Board. Mr. Millett, who is our Chief Executive Officer, received no compensation for his service as a member of the Board and, consequently, is not included in this table. The compensation received by Mr. Millett as a current employee of the Company is presented in the 2019 Summary Compensation Table.

Cash Compensation

              For 2019, the standard cash compensation retainer for the non-employee members of the Board, as well as any additional cash received for respective committee participation, were as follows:

	Annual Retainers	Committee Chair	Committee Member
Non-employee Director	$100,000
Lead Independent Director	140,000
Non-Executive Chairman of the Board	250,000
Audit Committee		$25,000	$12,000
Compensation Committee		20,000	7,500
Corporate Governance and Nominating Committee		15,000	7,500

              Non-employee members of the Board may elect to defer up to 100% of their annual cash retainer relating to their Board service, in increments of 10%, in the form of additional deferred stock units ("DSU"), as further described below under "Equity Compensation." The actual number of DSUs is determined by dividing the dollar amount of the board service cash retainer amount that is the subject of the election by the closing price of the Company's common stock at the close of business on the last business day preceding the date of the elected cash retainer payment. This deferral election must be made prior to December 31st of the calendar year preceding the year for which the deferral election is made. The director is required to elect, in advance, the desired deferral period, specifically, for a period of either one year, or the earlier to occur of five years or one year following his or her retirement from the Board.

Equity Compensation

              Non-employee members of the Board also receive an annual equity award, in the form of DSUs. In 2019, these director DSU awards each had a grant date fair value of $130,000. The grant is made annually, as of June 1, and the number of DSUs is determined by a formula, set forth in the Amended and Restated Steel Dynamics, Inc. 2015 Equity Incentive Plan ("2015 Plan"), under which the equity portion of the annual Board service retainer, which was $130,000 for 2019, is divided by the closing price of the Company's common stock at the close of business on the last business day preceding June 1, to arrive at the specified number of DSUs. Each DSU is a book-entry award expressed in common stock equivalent units and ultimately settled at the end of the deferral period in a like number of shares of the Company's common stock.

              Equity Ownership Policy for Directors

              We maintain an equity ownership policy for the non-employee members of the Board. Under this policy, each non-employee member of the Board is required to own and hold shares of the Company's common stock equal to at least five times his or her annual cash retainer, currently $100,000, for an aggregate of $500,000. We review compliance with this policy annually and require each non-employee member of the Board to meet his or her respective equity ownership requirement within five years of joining the Board. We believe that each of the existing non-employee members of the Board either has satisfied or will satisfy this requirement on a timely basis. Our Board contains two of our top 10 stockholders and collectively our Board members own 4.6% of our outstanding common stock.

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2019 Director Compensation Table

Name (a)	Fees Earned or Paid in Cash (b)	Stock Awards (c) (3)	Total (h)
Sheree L. Bargabos	$ 115,750	$ 130,000	$245,750
Keith E. Busse	250,000	130,000	380,000
Frank D. Byrne, M.D.	119,500	130,000	249,500
Kenneth W. Cornew	115,000	130,000	245,000
Traci M. Dolan	132,500	130,000	262,500
Dr. Jürgen Kolb (1)	59,750	—	59,750
James C. Marcuccilli	161,000	130,000	291,000
Bradley S. Seaman	122,500	130,000	252,500
Gabriel L. Shaheen	132,000	130,000	262,000
Steven A. Sonnenberg	113,500	130,000	243,500
Richard P. Teets, Jr. (2)	100,000	130,000	230,000

(1)	Dr. Kolb retired from the Board in May 2019.
(2)	Mr. Teets received a DSU award for 2,343 shares of the Company's common stock with a grant date fair value of $75,000 in lieu of his annual cash retainer.
(3)

The amounts reported in this column represent the grant date fair value of the DSU awards granted under the 2015 Plan. The DSU awards with an award value of $130,000 were each for 5,169 shares of the Company's common stock on the basis of the Nasdaq closing market price for the Company's common stock on the last business day prior to June 1, 2019. Each 2019 DSU award vested in full on the grant date, subject only to the particular deferred settlement date elected in advance by the director for settlement of his or her DSU award into shares of the Company's common stock on a one-for-one basis.

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Security Ownership of Directors and Executive Officers

              The following table shows how much of the Company's common stock the directors and the Named Executive Officers, and all directors and executive officers, as a group, beneficially owned as of March 9, 2020. For purposes of the following table, beneficial ownership is determined in accordance with Exchange Act Rule 13d-3.

	Beneficial Ownership as of March 9, 2020
	Current Beneficial Holdings	Shares Subject to Options†	Total	Percent Owned*

Named Executive Officers
Mark D. Millett	3,364,078	—	3,364,078	1.6%
Theresa E. Wagler	380,829	—	380,829	0.2%
Russell B. Rinn (1)	233,318	—	233,318	0.1%
Glenn A. Pushis	120,212	—	120,212	0.1%
Barry T. Schneider	90,965	—	90,965	0.0%
Directors
Sheree L. Bargabos	7,788	—	7,788	0.0%
Keith E. Busse (2)	1,012,980	—	1,012,980	0.5%
Frank D. Byrne, M.D.	75,688	—	75,688	0.0%
Kenneth W. Cornew	22,535	—	22,535	0.0%
Traci M. Dolan	41,675	—	41,675	0.0%
James C. Marcuccilli	78,067	—	78,067	0.0%
Bradley S. Seaman	31,328	—	31,328	0.0%
Gabriel L. Shaheen (3)	76,537	—	76,537	0.0%
Steven A. Sonnenberg	7,788	—	7,788	0.0%
Richard P. Teets, Jr. (4)	5,125,551	—	5,125,551	2.4%
Directors and Executive Officers as a Group (17 persons)	10,731,131	—	10,731,131	5.0%
†
Represents currently exercisable options and options exercisable within 60 days.

*
Assumes exercise of all stock options currently exercisable or exercisable within 60 days (of which there are none).

(1)
Mr. Rinn's ownership includes 2,000 shares held in his retirement plan.

(2)
Mr. Busse's ownership includes 5,000 shares held by a custodian for his minor grandchild. Mr. Busse's ownership includes 250,000 shares representing 25% of his total shares held, which are pledged as collateral to secure a loan.

(3)
Mr. Shaheen's ownership includes 6,500 shares held in his retirement plan.

(4)
Mr. Teets' ownership includes 94,089 shares of the Company's common stock owned by Mr. Teets' spouse.

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Security Ownership of Certain Beneficial Owners

              At December 31, 2019, based upon filings with the SEC, and based upon a total of 214,502,639 shares issued and outstanding at that time, the following persons owned more than 5% of the Company's common stock.

Name and Address	Amount of Beneficial Ownership	Percent of Ownership

BlackRock Inc. (1) 55 East 52nd Street New York, NY 10055	22,301,411	10.4%
The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 19355	19,431,445	9.1%
(1)
Share amounts are based on a Schedule 13G/A filed with the SEC on February 4, 2020, reporting beneficial ownership as of December 31, 2019, which indicates that BlackRock, Inc. has sole voting power of 20,609,614 of the shares shown and sole dispositive power of 22,301,411 of the shares shown.

(2)
Share amounts are based on a Schedule 13G/A filed with the SEC on February 12, 2020, reporting beneficial ownership as of December 31, 2019, which indicates that The Vanguard Group has sole voting power of 155,489 of the shares shown, shared voting power of 65,119 of the shares shown, sole dispositive power of 19,226,458 of the shares shown and shared dispositive power of 204,987 of the shares shown.

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Proposal No. 2
Ratification of the Appointment of Independent
Registered Public Accounting Firm as Auditors

              In accordance with the provisions of the Sarbanes-Oxley Act of 2002, the Audit Committee has appointed Ernst & Young LLP (Ernst & Young) as our independent registered public accounting firm, to conduct our annual audit for the year 2020. Although not legally required, but in accordance with established policy, we are submitting this appointment to stockholders for ratification. In the event the appointment is not ratified, we anticipate that no change in auditors would be made for the current year because of the difficulty and expense of making any change mid-year. However, any such vote would be considered in connection with our deliberation of the appointment of an independent registered public accounting firm for 2020.

              Ernst & Young conducted our annual audit for 2019, and representatives of Ernst & Young will be present and will be available at the meeting to respond to questions from stockholders, and, if the representatives desire, will have an opportunity to make a statement.

The Board of Directors recommends a vote FOR the approval of the appointment of
Ernst & Young LLP as our independent registered public accounting firm for 2020.

Audit and Non-Audit Fees

              The following table presents fees for services rendered by Ernst & Young, as the Company's independent registered public accounting firm, for the years ended December 31, 2018 and 2019.

	2018	2019
Audit Fees	$ 2,585,000	$ 2,921,000
Audit Related Fees	—	—
Tax Fees	56,000	93,000
All Other Fees	—	—

	$ 2,641,000	$ 3,014,000

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

              Consistent with SEC policies regarding auditor independence, the Audit Committee must pre-approve all audit and permissible non-audit services provided by our independent auditors. Our Non-Audit Services Pre-Approval Policy covers all services to be performed by our independent auditors. The policy contemplates a general pre-approval for all audit, audit-related, tax, and all other services that are permissible, with a general pre-approval period of twelve months from the date of each pre-approval. Any other proposed services that are to be performed by our independent auditors, not covered by or exceeding the pre-approved levels or amounts, must be specifically approved in advance of service.

              Prior to engagement, the Audit Committee will pre-approve the following categories of services.

  ▪
  Audit fees include fees for (1) services rendered in connection with the audit of the Company's consolidated financial statements included in its Form 10-K and reviews of financial statements included in the quarterly Forms 10-Q; and (2) the review of internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Such work also includes, but is not limited to, fees for the review of the Company's valuation of business combinations, accounting consultations on matters addressed during the audit including implementation of new accounting standards, services rendered in connection with comfort letters, statutory audits or other audits of subsidiaries, and services associated with statutory or regulatory filings or engagements, including SEC registration

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    statements, periodic reports, and other documents filed with the SEC or other documents issued in connection with securities offerings.

  ▪
  Tax fees include fees related to services performed by the independent auditors' tax personnel, except those services specifically related to the financial statements which are included in audit fees, and included tax advisory and compliance fees (including assistance with tax audits and appeals, tax compliance related to tax returns, tax advice relating to mergers and acquisitions, indirect tax matters, due diligence assistance regarding tax matters, and transfer pricing studies).

              Applicable SEC rules and the Audit Committee's pre-approval policy permits the delegation of pre-approval authority for services not covered by the Audit Committee's general pre-approval to the Chair of the Audit Committee.

Report of the Audit Committee

              The Audit Committee operates under a written charter and is comprised of five non-employee independent directors, each of whom met the definition of "audit committee financial expert."

              The Audit Committee is responsible for overseeing our accounting and financial reporting processes and audits of our financial statements, and is directly responsible for the appointment and oversight of our independent auditors, including review of their qualifications, independence and performance. In carrying out its oversight responsibilities, the Committee relies on the expertise and knowledge of management, the internal auditors and the independent registered public accounting firm, legal counsel, and other advisors. While the Audit Committee's specific responsibilities are also summarized in this Proxy Statement under "Governance of the Company — The Audit Committee," the Audit Committee, among its other responsibilities, oversees:

  ▪
  The integrity of our financial statements, our accounting and financial reporting processes, and our systems of internal control over financial reporting and safeguarding of our assets;

  ▪
  Our compliance with legal and regulatory requirements;

  ▪
  The performance of our internal auditors and internal audit functions; and

  ▪
  Our guidelines and policies with respect to risk assessment and risk management.

Roles and Responsibilities

              Management, our independent registered public accounting firm, and the Audit Committee each have different roles and responsibilities with respect to our financial statements and internal control over financial reporting. Management is responsible for the preparation, presentation, and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of our system of internal control.

              Our independent registered public accounting firm, Ernst & Young is responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion, based on the results of their audit, whether the consolidated financial statements are fairly presented in all material respects, in conformity with generally accepted accounting principles in the United States. In addition, Ernst & Young is also responsible for expressing an opinion on the effectiveness of our internal control over financial reporting.

Oversight and Assessment of the Independent Auditors

              The Audit Committee selects and appoints our independent auditors, reviews the performance of the independent auditors in the annual audit and in assignments unrelated to the audit, and reviews and approves the independent auditors' fees. Ernst & Young has been Steel Dynamics' external auditor since 1999 and in addition

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to its ongoing annual performance evaluation, the Audit Committee also considers the impact, if any of auditor tenure when assessing whether to retain Ernst & Young. The Audit Committee approved the selection and engaged the services of Ernst & Young as our independent auditing firm for the Company's fiscal year ended December 31, 2019, after employing its annual quality and review process described below.

              In 2019, the Audit Committee, with assistance from management, conducted a formal performance appraisal of Ernst & Young, soliciting the opinions of the Audit Committee, internal audit, executive management and other relevant Company employees. In determining whether to appoint Ernst & Young as Steel Dynamics' independent auditor for 2020, the Audit Committee took into consideration a number of factors, including the frankness and quality of the Audit Committee's ongoing discussions with our auditor, the auditor's independence, and the assessment of the professional qualifications and past performance of both Ernst & Young as a whole and the Lead Audit Partner. The results assessed Ernst & Young's performance to have met all expectations. In that regard, the Audit Committee recommends engaging Ernst & Young as our independent auditing firm for the Company's fiscal year ending December 31, 2020.

Required Disclosures and Discussions

              In connection with the December 31, 2019 audited consolidated financial statements, the Audit Committee:

  ▪
  Met with Ernst & Young eight times with management present and four times without management present.

  ▪
  Discussed with the Company's independent auditors, Ernst & Young, the matters required to be discussed in Auditing Standard No. 16 (Communication with Audit Committees), issued by the Public Company Accounting Oversight Board (United States) ("PCAOB"), now codified as AS No. 1301, as well as Auditing Standard No. 18 (Related Parties).

  ▪
  Received and reviewed the written disclosures and the letter from Ernst & Young required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed with the auditors their independence.

  ▪
  Reviewed and discussed with management and with Ernst & Young management's report on Steel Dynamics' internal control over financial reporting and Ernst & Young's attestation report on the effectiveness of Steel Dynamics' internal control over financial reporting.

  ▪
  Discussed whether the provision of services by Ernst & Young and the fees paid to them for services not related to the audit of the financial statements referred to above, is compatible with maintaining Ernst & Young's independence.

Recommendation to Include the Financial Statements in the Annual Report

              Based upon the Audit Committee's discussions with management and our independent registered public accounting firm, and the Audit Committee's review of the audited financial statements and the representations of management and the report of our independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

The Audit Committee:

Traci M. Dolan, Chair
Sheree L. Bargabos, Member
Frank D. Byrne, M.D., Member
Gabriel L. Shaheen, Member
Steven A. Sonnenberg, Member

March 24, 2020

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EXECUTIVE COMPENSATION AND RELATED INFORMATION Compensation Discussion and Analysis

              This Compensation Discussion and Analysis ("CD&A") provides a detailed description of our compensation program for our Named Executive Officers (our "NEOs"). It also provides an overview of our executive compensation philosophy, policies and practices, which are designed to achieve our financial, operational and strategic business objectives. For 2019, our NEO's were:

Name	Position
Mr. Millett	President and Chief Executive Officer
Ms. Wagler	Executive Vice President and Chief Financial Officer
Mr. Rinn	Executive Vice President for Metals Recycling
Mr. Pushis	Senior Vice President, Special Projects
Mr. Schneider	Senior Vice President, Flat Roll Steel Group

Executive Summary

2019 Business Achievements

              We achieved strong financial and operating results during 2019. The domestic steel demand remained steady in 2019, but as customers began to destock inventories, steel prices declined throughout the year, and firmed in the fourth quarter, as destocking subsided and inventory levels were right-sized. We achieved our third-best year of profitability as measured by net income of $671 million. Additionally, the acquisition of a 75% interest in United Steel Supply will further add to our product diversification and increase our value-added steel shipping capabilities.

              We recorded numerous achievements during 2019, including the following:

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              As demonstrated, we believe that our business model and unique operating culture generate strong cash flow through all market cycles — based on the low, highly-variable cost structure of our operations and our highly diversified, value-added product offerings. The strength of our through-cycle cash generation coupled with a strong credit and capital structure profile provides great opportunity for continued organic and inorganic growth. We are squarely focused on the continuation of sustainable, optimized value creation.

Results of 2019 Say-on-Pay Vote

              At our 2019 Annual Meeting, we conducted a non-binding advisory vote on the compensation of our NEOs, commonly referred to as a "say-on-pay" vote. Our stockholders approved their compensation with 94% of the votes cast on the proposal voted in favor of our executive compensation program.

              Consistent with the recommendation of the Board and the preference of our stockholders, as expressed at the 2017 Annual Meeting, to hold advisory say-on-pay votes on the compensation of our NEOs on an annual basis, the Board has decided to continue this policy. Accordingly, following this Annual Meeting (to which this Proxy Statement relates), which will include this year's (2020) annual advisory say-on-pay vote, the next advisory say-on-pay vote will take place in 2021. The next say-on-frequency vote will take place in 2023.

              As the Compensation Committee evaluated our executive compensation policies and practices throughout 2019, it was mindful of the strong support our investors expressed for our compensation philosophy and approach to "pay-for-performance" by linking the incentive compensation opportunities of our NEOs to a combination of short-term overall profitability and long-term incentives linked to a number of performance-based measures compared to our steel sector competitors. As a result, the Compensation Committee has retained the program's emphasis on both short-term annual incentives that reward our NEOs when we meet certain profitability hurdles and long-term performance-based incentive compensation opportunities that promote the creation of sustainable long-term value for our investors.

2019 Executive Compensation Actions

              For 2019, the Compensation Committee took the following compensation actions (each described in more detail below):

  ▪
  Increased Mr. Millett's annual base salary by 8% to $1,350,000 and increased the annual base salaries of the other NEOs by an average of 8%;

  ▪
  Approved the Annual Incentive Compensation Plan's formula-based compensation award for Mr. Millett equal to the maximum Plan award of 350% of his annual base salary, and likewise approved annual incentive compensation awards for our other NEOs ranging from 250% to 350% of their annual base salaries;

  ▪
  Approved three-year performance share awards (from 2019 to 2021) under our Long-Term Incentive Plan ("LTIP") for Mr. Millett, having a target grant date fair value of $2,362,500, and for our other NEOs, having target grant date fair values ranging from $656,250 to $850,000;

  ▪
  Approved ten-year stock appreciation right awards under our Stock Appreciation Right ("SAR") Program for Mr. Millett, having a grant date fair value of $1,731,633, and for our other NEOs, having grant date fair values ranging from $140,403 to $280,805; and

  ▪
  As part of our company-wide annual Restricted Stock Unit ("RSU") award program for substantially all colleagues, including our NEOs, approved an RSU award to Mr. Millett with a grant date fair value of $400,019, and RSU awards to our other NEOs with grant date fair values ranging from $141,003 to $200,025.

Compensation Philosophy and Objectives

              Our executive compensation program reflects a continuation of the team-oriented entrepreneurial culture upon which the Company was founded and that has contributed to our success. While the type of executive we seek to attract and retain might have the opportunity to work elsewhere at a higher guaranteed base wage,

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nonetheless, we believe that he or she will want to work for us because of the opportunity to earn a higher multiple of that guaranteed base wage in years in which his or her efforts have contributed to a substantially more profitable year for the Company, its employees and its investors. Fundamental to this philosophy is the recognition of the central role that teamwork, collaboration and transparency play in the achievement of this kind of consistent superior financial and operational performance, under all market conditions, both at the executive and plant levels. This philosophy is, in fact, reflected at every level of the Company, from our colleague on the plant floor to the corporate and divisional executive leadership team.

              This philosophy drives the following compensation design principles:

  ▪
  base salary is fixed, payable in cash, and generally set at or below the median of the competitive market, yet, when combined with the potential from our highly-leveraged annual incentive compensation, aspires to be sufficiently competitive to attract and retain the type of entrepreneurial executives we seek;

  ▪
  annual incentive compensation should be awarded only after Company profits and/or divisional earnings first exceed certain minimum threshold levels established by the Compensation Committee from time to time and designed to initially provide a minimum return to investors, with annual incentive compensation awards dependent upon additional earnings beyond such minimums, capped, however, at pre-established multiples of base salary;

  ▪
  long-term incentive compensation should be predominantly performance-based, with the amounts earned measured by how our executives have performed relative to our steel sector competitors over a multi-year period, based on pre-established key financial and operational measures;

  ▪
  total direct compensation across all market conditions should be market competitive when Company performance so merits, but below market norms when that performance lags; and

  ▪
  rewards for exemplary individual effort and performance over time should generally be expressed through annual increases in the level of base salary.

              The following charts illustrate the 2019 target total direct compensation mix of our Chief Executive Officer and the average for other our NEOs as approved by the Compensation Committee:

Pay for Performance

              Both our annual incentive compensation award opportunities and our long-term incentive compensation award opportunities have a common and intentional "pay-for-performance" design. Each program rewards one or more elements important to the short-term or long-term interests of the Company and its investors.

              Our executive compensation program both contains a significant majority of compensation "at risk" and aligns with stockholder interests with clear, objective return metrics that over the long-term drive stockholder value creation. When compared to our steel competitors (as we do in our LTIP), we continue to achieve best-in-class performance. Nonetheless, our total CEO compensation remains below the 25th percentile of the chief executive officers of the companies included in our compensation peer group, even during years with maximum payouts under the Annual Plan.

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    Annual Incentive Compensation Award Opportunities

              Pursuant to our 2018 Executive Incentive Compensation Plan, which we refer to as our "Annual Plan", the annual incentive compensation award opportunities for those officers identified under the Annual Plan as "corporate executive officers," including our Chief Executive Officer and our Chief Financial Officer, are based on Company-wide profitability in excess of a pre-established minimum percentage return of stockholders' equity. The annual incentive compensation award opportunities of those officers identified under the Annual Plan as "divisional executive officers," with both Company-wide and business unit responsibilities, are based in part on Company-wide profitability and in part on the profitability of the division or business units that they manage, in excess of a pre-established hurdle rate of return on assets deployed to that division or business unit. We have selected these measures as the primary performance measures for determining the annual incentive compensation awards under the Annual Plan because we deem them to be both objective and clearly aligned with driving long-term stockholder value creation.

              Long-Term Incentive Compensation Award Opportunities

              The long-term incentive compensation award opportunities granted to the designated executive officers under our existing Long-Term Incentive Plan, which we refer to as the "LTIP," are based on Company-wide operating performance over a long-term (three-year) measurement period, measured on the basis of four financial and operating measures selected annually by the Compensation Committee (for the 2019 awards: revenue growth, operating margin, cash flow from operations as a percentage of revenue and after-tax return on equity), compared to the same performance measures of a pre-established group of steel sector competitors. We have selected these performance measures for determining the amount of the awards earned because we believe that they are also objective indicators of our ability to execute on our long-term strategic initiatives in a dynamic and volatile global economy and industry.

Administration of Executive Compensation Program

Role of the Compensation Committee

              The Compensation Committee has responsibility for the development, implementation, monitoring, and oversight of our executive compensation program, as well as responsibility for ensuring that our compensation plans and programs remain consistent with our compensation philosophy. The Compensation Committee annually evaluates and establishes the compensation of our Chief Executive Officer and, with the input of our Chief Executive Officer, the compensation of our other executive officers, including our other NEOs; evaluates and establishes the compensation for the non-employee members of the Board; and reviews and approves all cash and equity-based incentive plans and awards under such plans.

              The Compensation Committee meets throughout the year, as necessary, to perform its duties and responsibilities. During 2019, the Compensation Committee held five meetings. From time to time, the Compensation Committee may invite our Chief Executive Officer, our Board Chair or other executive officers to attend and to participate in portions of its meetings, but only Compensation Committee members are present during compensation-related decision-making.

Role of Our Chief Executive Officer

              Our Chief Executive Officer supports the work of the Compensation Committee by providing necessary background information and updates on the operations of the Company and the performance of each of our executive officers.

              Our Chief Executive Officer recommends adjustments to the base salaries, target annual incentive compensation award opportunities, and long-term incentive awards of our executive officers, including our NEOs who report directly to him. He also provides the Compensation Committee with an annual performance evaluation of each executive officer.

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              The Compensation Committee receives a recommendation from our Chief Executive Officer as to any proposed adjustment to his own base salary, as well as his self-assessment of his performance for the year under review. The Compensation Committee, however, evaluates the performance of our Chief Executive Officer based on its own assessment of his performance and inputs from all other directors, and exercises its judgment as to whether, and to what extent, to adjust his compensation levels and whether to adjust the compensation levels of any of our executive officers.

Role of Compensation Consultant

              The Compensation Committee has authority to engage the services of one or more compensation consultants or other advisors, at the Company's expense, as it deems necessary or appropriate in the discharge of its duties and responsibilities. During 2019, the Compensation Committee engaged the services of Compensia, Inc., a national compensation consulting firm, to provide ongoing executive and director compensation advisory services.

              Compensia reports directly to the Compensation Committee. The Compensation Committee may replace its compensation consultant or hire additional advisors at any time. Representatives of Compensia attend meetings of the Committee, as requested, and communicate with the Committee Chairperson and with management as circumstances warrant. All decisions regarding the compensation of our executive officers, however, are made by the Compensation Committee. The Compensation Committee has assessed the independence of Compensia taking into account, among other things, the enhanced independence standards and factors set forth in Exchange Act Rule 10C-1 and the applicable Nasdaq Listing Rules, and concluded that Compensia meets all applicable independence criteria, and that there are no conflicts of interest with respect to the work that Compensia performs for the Compensation Committee.

              During 2019, the Company engaged Pearl Meyer, a national compensation consulting firm, to assist in determining the appropriateness of our compensation peer group, analyze the compensation for our named executive officers and evaluate the compensation of our named executive officers against our compensation peer group and the broader market. Compensia reviews and provides input on Pearl Meyer's work before it is delivered to the Compensation Committee.

Use of Competitive Data

              To monitor the competitiveness of our executive officers' compensation, the Compensation Committee uses a compensation peer group which reflects the pay of executives in comparable positions at similarly-situated companies. This compensation peer group is composed of a cross-section of direct steel competitors as well as companies in related industrial or basic materials sectors. During 2019, the Compensation Committee revisited and, after review and deliberation, decided to maintain the existing peer group comprised of the metals and industrial companies listed below. The Compensation Committee used the following compensation peer group as a reference in the course of its compensation deliberations in 2019:

Compensation Peer Group
AGCO Corporation	Fluor Corporation	Nucor Corporation
AK Steel Holding Corporation	Masco Corporation	Oshkosh Corporation
Commercial Metals Company	Navistar International Corporation	Reliance Steel & Aluminum Co.
Dover Corporation	Newmont Mining Corporation	United States Steel Corporation
Flowserve Corporation

              We do not believe that it is appropriate to make compensation decisions based strictly upon any type of benchmarking to a peer or other representative group of companies. The Compensation Committee believes, however, that information regarding the compensation practices at other companies is useful in at least two respects. First, the Compensation Committee recognizes that our compensation policies and practices must be competitive in the marketplace to attract and retain executive talent. Second, this information is useful in assessing the reasonableness and appropriateness of individual executive compensation components and of our overall executive compensation program. Peer group information is only one of a number of factors that the Compensation Committee considers, however, in making its decisions with respect to the compensation of our executive officers.

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Summary of the Executive Compensation Program Components

              The following describes each component of our executive compensation program and how compensation amounts were determined for our NEOs for 2019.

Base Salary

              We seek to orient compensation significantly toward substantial "at-risk" incentive compensation, consistent with the Compensation Committee's approved risk-assessment review of the Company's compensation plans. Consistent with this approach, we use base salaries to provide an essential level of compensation we believe to be necessary to recruit and retain the type of entrepreneurial executives we seek to attract, and who are willing to accept such base-level compensation in challenging market conditions, even in situations in which their individual and collective efforts and performance has been outstanding.

              The Compensation Committee, in the course of its annual performance review process, considers each executive officer's position, responsibilities and duties, as well as his or her experience, qualifications, unique value, and performance, for purposes of determining whether to adjust his or her base salary. Base salary adjustments are also influenced by the Compensation Committee's analyses of the base salary levels for executives in comparable positions in the competitive marketplace, prepared by the compensation consultants or by the Committee itself.

              In February 2019, the Compensation Committee reviewed the base salaries of our executive officers, taking into consideration the factors described above as well as the recommendations of our Chief Executive Officer and, exercising its judgment and discretion, increased Mr. Millett's annual base salary by 8%, and increased the annual base salaries of the other NEOs by an average of 8%.

              Base salaries paid to our NEOs are set forth in the 2019 Summary Compensation Table following this CD&A.

Annual Incentive Compensation Plan

              Consistent with our compensation philosophy, the majority of the annual compensation opportunity for our NEOs is provided through objectively-determined Company and divisional performance-based incentive compensation awards under the Annual Plan. The Annual Plan has a short-term focus, consistent with our objective of providing annualized incentive compensation linked to Company and/or business unit profits above a pre-established minimum threshold level.

              In 2019, our broad group of executive officers, including but not limited to our NEOs (a group of 28 individuals) were eligible to participate in the Annual Plan. Each NEO, based on his or her role and responsibilities, was eligible to participate as one of the two broad categories of officers identified in the Annual Plan — "Corporate Executive Officer" or "Divisional Executive Officer." This determines the amount of the maximum award that he or she is eligible to receive, and the determining factors used to calculate that award.

              The following table highlights the total opportunity, as well as each of the cash and equity components of the Annual Plan, expressed for each NEO, as the minimum and maximum bonus opportunities as a percentage of base salary:

NEO	Total	Corporate Bonus Pool Component	Divisional ROA Bonus Pool Component	Cash Component	Restricted Stock Component

Mr. Millett	0% to 350%	0% to 350%	N/A	0% to 250%	0% to 100%
Ms. Wagler	0% to 350%	0% to 350%	N/A	0% to 250%	0% to 100%
Mr. Rinn	0% to 350%	0% to 175%	0% to 175%	0% to 250%	0% to 100%
Mr. Pushis	0% to 300%	0% to 120%	0% to 180%	0% to 200%	0% to 100%
Mr. Schneider	0% to 300%	0% to 120%	0% to 180%	0% to 200%	0% to 100%

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              Annual incentive compensation awards are determined on February 1 of the year following the year for which the incentive compensation is earned, based upon the Company's audited results of operations. The number of shares of restricted stock issuable to an executive officer, if any is earned, is determined by dividing the dollar amount of the restricted stock component of the award by the closing market price of the Company's common stock on the last business day prior to February 1.

              These restricted stock awards vest as to one-third of the shares of the Company's common stock covered by the award at the time of issuance and as to the remaining two-thirds of the shares covered by the award in equal installments on the first and second anniversaries of the date of issuance.

              Award Measures and Calculations

              Corporate Bonus Pool Component

              In the case of the Corporate Executive Officers and other corporate pool participants, their annual incentive compensation award opportunities are based entirely on their participation in the "Bonus Pool" component of the Annual Plan. The size of the Bonus Pool is determined based on Company-wide "Adjusted Net Income", defined below, in excess of a pre-determined threshold return on "Average Stockholders Equity", expressed as a percentage. For 2019, the Compensation Committee maintained the applicable percentage for this threshold return at 10%. For purposes of the Annual Plan, "Adjusted Net Income" is defined as consolidated net income, before taxes and extraordinary items, including adjustments for occasional start-up expenses associated with significant capital expenditures or businesses, non-cash asset impairments and charges associated with refinancing activities.

              The Bonus Pool is determined by multiplying our "Adjusted Net Income" for the year in excess of the 10% of Average Stockholders Equity threshold by a percentage amount, which is set annually by the Compensation Committee and for 2019 was kept at 5.5%. The exclusion from the Bonus Pool of the amount of the "Average Stockholders Equity" component is intended to preserve within the Company a deemed return on equity before any incentive compensation is paid, predicated on Company profits and, consequently, operates as a threshold level of performance that must be exceeded before the Bonus Pool (if any) is determined. For 2019, our "Average Stockholders Equity" was $4.1 billion, which was derived by taking the sum of "Total Steel Dynamics, Inc. Equity," as determined by the Company's balance sheet for the month ended December 31, 2018, and for each month during 2019, and then dividing that amount by 13.

              Divisional ROA Bonus Component

              In the case of the Divisional Executive Officers and other operational level pool participants, their annual incentive compensation award opportunities are based both on a Company-wide performance measure (as determined by the "Bonus Pool" component of the Annual Plan) and on a profitability-based performance measure based upon the profitability of the divisional or business unit under their management, against a calculated return on assets percentage amount referred to as the "Minimum ROA Target".

              For 2019, the Compensation Committee set the Minimum ROA Target, which varied by business unit (between 0% and 6%), below which no divisional or business unit profitability-based annual incentive compensation award will be paid. The Compensation Committee also set a "Maximum ROA Target," which also varied by business unit (between 20% and 50%), at which level a Divisional Executive Officer would be entitled to receive his or her maximum divisional or business unit annual incentive compensation award. The primary considerations included in determining the Minimum ROA Targets and Maximum ROA Targets were as follows: the amount of capital assets required to operate and maintain the particular division or business unit; the expected financial margin that a specific division or business unit has the opportunity to achieve (in both moderate and exceptional market environments); and the materiality of the contribution that a specific division or business unit may have on the consolidated financial results of the Company.

              For 2019, the division or business unit's performance was measured by calculating that unit's "Divisional Return on Assets," using the formula set forth in the Annual Plan, by dividing the sum of (i) the appropriate

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entity's pre-tax income for the year, (ii) the amount of certain corporate expenses allocated to that entity, and (iii) the amount of incentive compensation award compensation expenses associated with the Annual Plan, by the "Average Divisional ROA Assets" or "Average Divisional Group ROA Assets".

              2019 Annual Incentive Award Earned

              The Compensation Committee determined that the Bonus Pool maximum of $15.6 million was reached for 2019 requiring payments equal to 100% of each pool participant's maximum annual incentive award opportunity payable out of the Bonus Pool. With respect to the portion of pool participants' incentive compensation award opportunities based on Divisional results, the total payments were $8.0 million. In combination, $23.6 million in performance-based compensation was awarded to the 28 pool participants, of which Mr. Millett received $4.7 million and the other four NEO's received in the aggregate $6.6 million.

              The following table summarizes the key components of the 2019 annual incentive awards earned by our NEOs:

NEO	Corporate Bonus Pool- Actual % of Base Salary	Divisional Results- Actual % of Base Salary	Targeted % of Base Salary	Actual % of Base Salary	% of maximum incentive award opportunity	% of Actual Base Salary Paid in Cash	% of Actual Base Salary Paid in Restricted Stock

Mr. Millett	350%	N/A	175%	350%	100%	250%	100%
Ms. Wagler	350%	N/A	175%	350%	100%	250%	100%
Mr. Rinn	175%	112%	175%	287%	82%	250%	37%
Mr. Pushis	120%	130%	150%	250%	83%	200%	50%
Mr. Schneider	120%	130%	150%	250%	83%	200%	50%

              Further information about the annual incentive compensation awards paid to our NEOs are set forth in the 2019 Summary Compensation Table and the 2019 Grants of Plan-Based Awards Table following this CD&A.

Long-Term Incentive Plan

              Consistent with our pay-for-performance compensation philosophy, the LTIP, adopted pursuant to the 2015 Plan, provides long-term incentive compensation opportunities to our NEOs based on our relative financial performance compared against our steel sector competitors. During 2019, each of our NEOs was eligible to participate in the LTIP. The Compensation Committee considers the award opportunities for executives in comparable positions in our compensation peer group when determining annual LTIP awards to grant.

              2019 Award Measures and Calculations

              For purposes of the 2019 LTIP awards (the "2019 Awards"), the Compensation Committee established four performance measures, to be weighted equally (25% each) to be used throughout the performance periods. As previously noted, the Compensation Committee has selected these performance measures for determining the amount of the awards earned because they believe that they are also objective indicators of our ability to execute on our long-term strategic initiatives in a dynamic and volatile global economy and industry. Additionally, the Compensation Committee selected the steel sector competitors which consisted of AK Steel Holding Corporation, Commercial Metals Company, Nucor Corporation, TimkenSteel Corporation and United States Steel Corporation. These companies were selected because the Compensation Committee determined that they best represent the principal companies within our industry with which we compete for business.

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              The performance measures selected for the 2019 Awards were as follows:

Performance Measures	Calculation

Revenue Growth	Total revenue in current performance period minus total revenue in previous performance period divided by total revenue in previous performance period
Operating Margin	Total operating income for the performance period divided by total revenue for the performance period
Cash Flow from Operations as a Percentage of Revenue	Total cash flow from operations for the performance period divided by total revenue for the performance period
After-Tax Return on Equity	Total net income for the performance period divided by total quarterly average equity for the performance period

              The amount of a NEO's maximum award is to be determined by the Compensation Committee, based on a multiple of his or her annual base salary as of the first day of the performance period (for example, January 1). This value is then converted into a maximum number of shares of the Company's common stock, using the closing market price at the close of business on the first day of the performance period. Generally, awards will be granted during February of each year.

              In the case of the 2019 Awards, for each performance measure, the award payout with respect to that measure has a range from zero to 100% of the maximum number of shares awarded, subject to further review during the time allotted for determination for each subsequent award, based on the Company's ranking for that measure as compared to the steel sector comparator group:

If the Ranking is	Then the Payout is

1st or 2nd	100%
3rd	60%
4th	40%
5th or 6th	0%

              The performance measures and comparator group were required to be established by the Compensation Committee within the first 90 days of the three-year performance period. Any shares of the Company's common stock earned pursuant to the 2019 Awards will vest at the time the amount of the award payout is determined (approximately mid-March of the year following the completion of the three-year performance period).

              2019 LTIP Awards Granted

              The 2019 Awards were granted to the NEOs with a three-year performance period (2019 to 2021) with targeted multiples of annual base salary, a targeted number of shares of the Company's common stock, targeted award values, a maximum number of shares of the Company's common stock that could be earned, and maximum award values that could be earned as summarized in the following table:

NEO	Number of Years in Performance Period	Targeted Multiple of Annual Base Salary	Target Number of Shares	Target Award Value	Maximum Number of Shares	Maximum Award Value
Mr. Millett	3 years	175%	77,587	$2,362,500	155,173	$4,725,000
Ms. Wagler	3 years	125%	27,915	850,000	55,830	1,700,000
Mr. Rinn	3 years	125%	23,400	712,500	46,799	1,425,000
Mr. Pushis	3 years	125%	21,552	656,250	43,104	1,312,500
Mr. Schneider	3 years	125%	21,552	656,250	43,104	1,312,500

              Further information about these awards are set forth in the 2019 Summary Compensation Table and the 2019 Grants of Plan-Based Awards Table following this CD&A.

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              2017 LTIP Awards Earned

              The following chart illustrates our performance with respect to each of the applicable measures versus the steel sector competitors under the 2017 LTIP award earned for the three-year performance period ended December 31, 2019:

              The number of shares of the Company's common stock earned with respect to the 2017 Awards that were eligible to be earned for the three-year performance period from 2017 to 2019, was determined in March 2020. As a result of the Company's performance in each of the four areas of performance measured relative to the performance of the five steel sector competitors (AK Steel Holding Corporation, Commercial Metals Company, Nucor Corporation, TimkenSteel Corporation and United States Steel Corporation), as shown in the table below, the award payout was calculated to be 90% of the maximum potential number of shares granted. This resulted in 77,175 shares of the Company's common stock being earned by Mr. Millett, 30,324 shares earned by Ms. Wagler, 26,347 shares earned by Mr. Rinn, 10,440 shares earned by Mr. Pushis and 10,440 shares earned by Mr. Schneider.

Performance Measure	Ranking (out of 6)	Payout Percentage	Performance Award as a Percentage of Maximum Number of Shares (Maximum of 25% per Performance Measure)
Revenue Growth	3rd	60%	15%
Operating Margin	1st	100%	25%
Cash Flow from Operations as a Percentage of Revenue	1st	100%	25%
After-Tax Return on Equity	1st	100%	25%
			90%

              Outstanding LTIP Awards

              The 2018 Award with the three-year performance period (2018 to 2020) remains outstanding, with the number of shares of the Company's common stock, if any, to be earned with respect to the award to be determined in March 2021, after the end of the performance period on December 31, 2020. Shares earned, if any, with respect to the 2018 Award will vest in full on the determination date in March 2021.

              The 2019 Award with the three-year performance period (2019 to 2021) remains outstanding, with the number of shares of the Company's common stock, if any, to be earned with respect to the award to be determined in March 2022, after the end of the performance period on December 31, 2021. Shares earned, if any, with respect to the 2019 Award will vest in full on the determination date in March 2022.

Other Equity Awards

              SARs

              During 2019, the Compensation Committee granted SAR awards to our NEOs as set forth in the table below, further aligning their long-term incentive opportunity with the long-term interests of our investors. The

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Compensation Committee considers award opportunities for the executives in comparable positions in our compensation peer group when determining annual SARs awards to grant.

NEO	Number of SARs	Grant Date Price	Grant Date Fair Value
Mr. Millett	185,000	$35.76	$1,731,633
Ms. Wagler	30,000	$35.76	280,805
Mr. Rinn	25,000	$35.76	234,005
Mr. Pushis	15,000	$35.76	140,403
Mr. Schneider	15,000	$35.76	140,403

              The SARs have a ten year term and a three year graduated vesting schedule, such that one-third of shares of the Company's common stock subject to the awards will vest (become exercisable) 12 months following the date of grant, and, thereafter, 1/24th of the remaining shares subject to the awards will vest monthly in equal installments, contingent upon each NEO's continued employment with the Company on the applicable vesting date. The grant date price of the SARs was equal to 100% of the fair market value of the shares of the Company's common stock on the grant date. When exercised the Company will pay the recipient an amount at settlement only in cash, subject to mandatory tax withholdings, equal to the product of the appreciation value of the SAR multiplied by the number of exercised SARs.

              Further information about these awards are set forth in the 2019 Summary Compensation Table and the 2019 Grants of Plan-Based Awards Table following this CD&A.

              RSUs

              The Company, since its inception, has provided regular equity-based awards, currently in the form of an RSU award for shares of the Company's common stock, at prescribed award levels, to all full-time, non-union, U.S. colleagues, including our NEOs. These RSU awards are granted on November 21st of each year, using the closing market price of the Company's common stock on the last business day prior to that date. Eligible employees are granted an annual RSU award for shares of the Company's common stock, which are subject to a two-year time-based vesting requirement, which commences on the date of grant. The 2019 RSU Awards granted to our NEOs are set forth in the following table:

NEO	Number of RSUs	Grant Date Fair Value
Mr. Millett	12,699	$400,019
Ms. Wagler	6,350	188,024
Mr. Rinn	6,350	200,025
Mr. Pushis	4,762	141,003
Mr. Schneider	4,762	141,003

              Further information about these awards are set forth in the 2019 Summary Compensation Table and the 2019 Grants of Plan-Based Awards Table following this CD&A.

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Other Programs and Policies

Welfare, Health and Other Benefits; Perquisites and Other Personal Benefits

              The welfare and health benefits received by our NEOs are provided on the same general terms as to all of our full-time employees. In 2019, the Company paid the premiums associated with term life insurance for Mr. Millett with a benefit amount equal to $900,000. Perquisites or other personal benefits are not a significant component of our executive compensation program.

Profit-Sharing and Retirement Savings Plan

              We have established a Profit Sharing and Retirement Savings Plan for eligible colleagues, including our NEOs, which is a "qualified plan" for federal income tax purposes. For 2019, under the plan, we allocated to eligible plan participants $74 million which was based on 8% of our consolidated pre-tax income, excluding noncontrolling interests and other items (the "profit-sharing pool"). The profit-sharing pool is used to fund the plan, which includes a separate cash profit sharing allocation that may be paid in March of the following year. For 2019, the amounts allocated to each of our NEOs, based on the profit-sharing pool and the cash profit sharing allocation was $30,052.

              Additionally, we match employee contributions with a minimum match of 10% and a maximum match of 50% based on a return on asset calculation. For 2019, the amounts for our NEOs based upon the Company's average matching percentage during the year of 43% of his or her individual contributions, ranged from $8,299 to $10,920, including a matching contribution of $10,492 to our Chief Executive Officer, Mr. Millett.

Post-Employment Compensation

              Unrelated to Change in Control

              Even though we do not have written employment agreements with our NEOs, we have operated under an informal policy that presumes an initial two calendar year term of employment, at the applicable base salary rate. Pursuant to this policy, absent an actual termination of employment or the delivery of a notice of non-renewal by the Company on or before October 1 of a given year (at which time he or she would still have 15 months remaining of his or her employment term), that individual's employment term, at his or her then-current annual base salary, would be deemed to have been extended for one additional calendar year.

              Under this policy, employment is "at will" and we may terminate the employment of a NEO or give notice of non-renewal without regard to cause. If termination of employment or a notice of non-renewal occurs or is delivered prior to October 1, that individual's term of employment will extend only to the end of the calendar year following the then current year. If neither termination of employment occurs nor delivery of a notice of non-renewal occurs by October 1, that individual's term of employment will extend to the end of the second calendar year following that October 1. Depending upon when, during the calendar year, a termination of employment or notice of non-renewal occurs, if at all, our NEOs may have a guaranteed remaining employment term, at his or her current annual base salary, of not less than 15 months nor more than 27 months.

              Related to Change in Control

              The Company adopted a "double trigger" Change in Control Protection Plan (the "CIC Plan"), applicable only to our designated NEOs, which provides for specified payments and benefits to our NEOs in the event of a change in control of the Company, accompanied by an involuntary termination of employment, without "cause" by the Company, or for "good reason" by the executive officer, within the period of six months prior to or 24 months following the change in control of the Company. For purposes of the CIC Plan, the terms "change in control," "cause," and "good reason" are defined in the plan.

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              The payments and benefits provided under the CIC Plan are intended to ensure that in the event of a proposed change in control of the Company, our senior executive officers remain focused upon the pending transaction. The Board believes that providing our senior executive officers with transitional compensation protection if their employment ends as a result of a change in control encourages them to act in the best interests of the Company and our investors by eliminating personal concerns and uncertainties he or she might otherwise have concerning his or her future employment. The Board further believes that these payments and benefits offer a fair reward for hard work and value creation, assist in retaining our senior executive officers during a time of transition, and provide incentives for them to remain with the Company during periods of uncertainty.

              For a summary of the material terms and conditions of the CIC Plan, as well as an estimate of the potential payments and benefits payable to our NEOs under the CIC Plan, see "Potential Payments Upon Termination or Change in Control" below.

Compensation Recovery Policy

              We have adopted a Compensation Recovery Policy that provides that in the event that the Company is required to restate its financial results, whether based upon fraud or other financial misconduct by an executive officer, or any other material misstatement, and in the further event that any bonus or incentive-based compensation is found to have been based, in whole or in part, upon the misstated financial results, the Company, after taking into account all applicable factors, is required to take such action as it deems appropriate to recoup from and require reimbursement of any bonus or incentive compensation awarded, paid or otherwise payable to the executive officer, to the extent that the amount was affected by the restatement. The recoupment must be initiated within three years following the restatement, and the amount subject to recoupment is limited to the difference between the amount of the bonus or incentive-based compensation actually awarded, paid or payable to the executive officer and the amount that would have been awarded, paid or payable to the executive officer had the financial results been appropriately reported.

              This policy (a) applies to any executive officer, including any NEO, covered by and eligible to receive bonus or incentive-based compensation under any Company plan or program that awards such compensation based, in whole or in part, on Company-wide, divisional or plant-level earnings results, and (b) will be deemed incorporated into and made a part of the terms and conditions of employment applicable to each covered executive officer.

Equity Ownership Policy for our Executive Officers

              We maintain an equity ownership policy for our executive officers. Under this policy, they are required to own and hold shares of the Company's common stock with a fair market value as follows:

Named Executive Officer	Requirement
Chief Executive Officer	No less than five times base salary
Chief Financial Officer	No less than three times base salary
Executive Vice President	No less than two and one half times base salary
Senior Vice Presidents	No less than two times base salary

              The Compensation Committee reviews compliance with the policy annually and requires that the specific ownership levels be met within five years of becoming an executive officer. As of December 31, 2019, each of our NEOs had met his or her specific ownership level. Our Chief Executive Officer, Mr. Millett, is a top 10 shareholder and owns 1.6% of our outstanding common stock.

Hedging and Pledging of Company Securities

              Directors and NEOs may neither engage in any short-term trading in or short-selling of shares of the Company's common stock, nor may they purchase, sell or otherwise trade in any publicly traded or other options with respect to the Company's common stock. In addition, they are prohibited from engaging in any hedging transactions or similar monetizing activities involving shares of the Company's common stock. Our policy also prohibits the acquisition or maintenance of the Company's shares in a brokerage margin account. Subject to a

STEEL DYNAMICS, INC.    2020 Proxy Statement    46

limited exception, however, set forth in the Policy, including a requirement for pre-approval by the Audit Committee and subject to strict guidelines, our policy also prohibits the use of Company shares as collateral to secure a loan. The guidelines include a maximum limit on the number of pledged shares, a required demonstration of the pledgor's ability to retire the loan without the need to liquidate the pledged shares and other limitations.

Tax and Accounting Considerations

Deductibility of Executive Compensation

              The Company's federal income tax deduction for compensation paid to our chief executive officer, chief financial officer and the three most highly compensated executive officers (the "covered employees") are limited to $1.0 million per taxable year for each such covered employee, as a result of the Tax Cuts and Jobs Act of 2017 (the "Act"), subject only to a very limited exception for certain performance-based compensation granted prior to January 1, 2018 that qualifies under narrow grandfather rules under the terms of the Act. Although loss of deductibility for such excess compensation results in an increased cost to the Company, the Compensation Committee believes, and believes that our investors support the philosophy, that performance-based compensation best aligns our executives with long-term stockholder interests, and that such performance-based compensation should be paid, even if non-deductible. This has guided the Company's compensation system from the very inception and is predicated on the notion that employees will deliver maximum effort and achieve exemplary results when motivated by a compensation system that establishes goals and rewards outstanding performance when such goals are achieved, as measured by objective criteria.

Accounting for Stock-Based Compensation

              We follow the Financial Accounting Standards Board's Accounting Standards Codification Topic 718 ("ASC 718") for our stock-based compensation awards. ASC 718 requires companies to calculate the grant date fair value of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for his or her award.

Report of the Compensation Committee

              The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and, as incorporated by reference, in our Annual Report on Form 10-K.

The Compensation Committee:

Gabriel L. Shaheen, Chair
Sheree L. Bargabos, Member
Kenneth W. Cornew, Member
James C. Marcuccilli, Member
Bradley S. Seaman, Member

March 24, 2020

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COMPENSATION
TABLES

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2019 Summary Compensation Table

              The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of our NEOs for the years ended December 31, 2019, 2018 and 2017.

Name and Principal Position (a)	Year (b)	Salary (c)	Stock Awards(1) (e)	Option Awards(2) (f)	Non-Equity Incentive Plan Compensation(3) (g)	All Other Compensation(4) (i)	Totals(5) (j)

Mark D. Millett	2019	$1,350,000	$4,112,527	$1,731,633	$3,375,000	$45,951	$10,615,111
President and Chief Executive	2018	1,250,000	3,212,028	2,459,584	3,125,000	70,078	10,116,690
Officer	2017	1,035,000	4,062,647	1,107,154	2,587,500	45,756	8,838,057

Theresa E. Wagler	2019	680,000	1,718,003	280,805	1,700,000	38,967	4,417,805
Executive Vice President	2018	645,000	1,356,950	398,852	1,612,500	66,022	4,079,324
and Chief Financial Officer	2017	610,000	1,606,995	332,146	1,525,000	41,244	4,115,385

Russell B. Rinn	2019	570,000	1,123,448	234,005	1,425,000	41,588	3,394,041
Executive Vice President	2018	550,000	1,140,770	332,376	1,375,000	67,943	3,466,089
for Metals Recycling	2017	530,000	1,101,835	276,788	1,325,000	42,608	3,276,231

Glenn A. Pushis	2019	525,000	1,057,657	140,403	1,050,000	41,588	2,814,648
Senior Vice President	2018	475,000	1,000,235	199,426	950,000	67,805	2,692,466
Special Projects	2017	420,000	965,332	166,073	840,000	42,922	2,434,327

Barry T. Schneider	2019	525,000	1,057,657	140,403	1,050,000	38,967	2,812,027
Senior Vice President	2018	475,000	1,000,235	199,426	950,000	66,003	2,690,664
Flat Roll Steel Group	2017	420,000	965,332	166,073	840,000	85,727	2,477,132

  (1)
  The amounts reported in this column for 2019 include the grant date fair value of the performance share awards grant pursuant to the LTIP, grant date fair value of the restricted stock awards earned under the Annual Plan and the grant date fair value of the RSU awards granted under the 2015 Plan, excluding the effect of estimated forfeitures. The amounts reported for the 2019 performance share awards are based on the probable outcome at the grant date, which we estimated to be 50% of the maximum award values, and which were $4,725,000 in the case of Mr. Millett, $1,700,000 in the case of Ms. Wagler, $1,425,000 in the case of Mr. Rinn, $1,312,500 in the case of Mr. Pushis and $1,312,500 in the case of Mr. Schneider. The amounts reported in this column for 2018 include the grant date fair value of the performance share awards grant pursuant to the LTIP, grant date fair value of the restricted stock awards earned under the Annual Plan and the grant date fair value of the RSU awards granted under the 2015 Plan, excluding the effect of estimated forfeitures. The amounts reported for the 2018 performance share awards are based on the probable outcome at the grant date, which we estimated to be 50% of the maximum award values, and which were $3,750,000 in the case of Mr. Millett, $1,290,000 in the case of Ms. Wagler, $1,100,000 in the case of Mr. Rinn, $950,000 in the case of Mr. Pushis and $950,000 in the case of Mr. Schneider. The amounts reported in this column for 2017 include the grant date fair value of the performance share awards grant pursuant to the LTIP, grant date fair value of the restricted stock awards earned under the Annual Plan and the grant date fair value of the RSU awards granted under the 2015 Plan, including a 2017 one-time RSU grant of $1.4 million to Mr. Millett and a one-time RSU grant of $330,000 to Ms. Wagler, excluding the effect of estimated forfeitures. The amounts reported for the 2017 performance share awards are based on the probable outcome at the grant date, which we estimated to be 50% of the maximum award values, and which were $3,105,000 in the case of Mr. Millett, $1,220,000 in the case of Ms. Wagler, $1,060,000 in the case of Mr. Rinn and $210,000 to $420,000 in the case of Mr. Pushis and Mr. Schneider. Our methodology and rationale for the incentive compensation paid to our NEOs is described in the Annual Incentive Compensation Plan and Long-Term Incentive Plan and Other Equity Awards sections of the CD&A. For a discussion of the assumptions, if any, used in determining the grant date fair value of the stock awards reported in this column, see Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 27, 2020.

  (2)
  The amounts reported in this column represent the grant date fair values of the SAR awards. For 2019, we estimated the fair value of the SARs awards on the date of grant using the Black-Scholes option valuation model assuming an estimated life of 6.5 years, a risk-free interest rate of 2.5%, a dividend yield of 2.7% and an expected volatility of 32%.

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  (3)
  The amounts reported in this column include the amounts paid to our NEOs under the Annual Plan. The amounts were paid for services performed during the indicated fiscal year, but paid in the subsequent fiscal year. Our methodology and rationale for the annual incentive compensation paid to our NEOs is described in the Annual Incentive Compensation Plan section of the CD&A.

  (4)
  The amounts reported in this column for 2019 include insurance premiums of $4,791 for Mr. Millett and Company matching and profit sharing contributions to the Company's Profit Sharing and Retirement Savings Plan. The amounts reported in this column also include the cash portion of the profit sharing allocation made pursuant to the Company's Profit Sharing and Retirement Savings Plan paid in March 2020 for services performed during the previous fiscal year.

  (5)
  Column (d), Bonus, and column (h), Change in Pension Value and Nonqualified Deferred Compensation Earnings, have been omitted, as none of our NEOs received any such compensation during any of the covered fiscal years.

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2019 Grants of Plan-Based Awards Table

              The following table presents, for each of our NEOs, information concerning each plan-based award of cash or equity made during 2019. This information supplements the information about these awards, set forth in the Summary Compensation Table.

			Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards

Name (a)	Award Type	Grant Date (b)	Threshold ($) (c)	Target ($) (1) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (2) (g)	Maximum (#) (h)	All Other Stock Awards: Number of shares of stock or units (i)	All other option awards: number of securities underlying options (#) (j)	Exercise or base price of option awards ($/sh) (k)	Grant Date Fair Value of Stock Awards (3) (l)

Mark D. Millett	Annual Plan		$—	$2,362,500	$4,725,000
	Profit Sharing			6,010
	LTIP	02/11/2019				—	77,587	155,173				$2,362,500
	SARS	02/11/2019								185,000	$35.76	1,731,633
	Annual RSU	11/21/2019							12,699			400,019

Theresa E. Wagler	Annual Plan		—	1,190,000	2,380,000
	Profit Sharing			6,010
	LTIP	02/11/2019				—	27,915	55,830				850,000
	SARS	02/11/2019								30,000	$35.76	280,805
	Annual RSU	11/21/2019							6,350			188,024

Russell B. Rinn	Annual Plan		—	997,500	1,995,000
	Profit Sharing			6,010
	LTIP	02/11/2019				—	23,400	46,799				712,500
	SARS	02/11/2019								25,000	$35.76	234,005
	Annual RSU	11/21/2019							6,350			200,025

Glenn A. Pushis	Annual Plan		—	787,500	1,575,000
	Profit Sharing			6,010
	LTIP	02/11/2019				—	21,552	43,104				656,250
	SARS	02/11/2019								15,000	$35.76	140,403
	Annual RSU	11/21/2019							4,762			141,003

Barry T. Schneider	Annual Plan		—	787,500	1,575,000
	Profit Sharing			6,010
	LTIP	02/11/2019				—	21,552	43,104				656,250
	SARS	02/11/2019								15,000	$35.76	140,403
	Annual RSU	11/21/2019							4,762			141,003

  (1)
  The amounts reported in this column reflect the target annual incentive compensation for 2019 pursuant to the Annual Plan which are not awarded or paid until February 2020, as well as the cash portion of the Company's Profit Sharing and Retirement Savings plan. For the Annual Plan, a portion of the actual amount earned during 2019 was paid in cash with the remainder in shares of restricted stock in amounts of $1,350,008 for Mr. Millett, $680,009 for Ms. Wagler, $210,993 for Mr. Rinn, $260,404 for Mr. Pushis and $260,404 for Mr. Schneider.

  (2)
  The amounts reported in this column reflect the targeted LTIP granted in the form of performance share awards for shares of the Company's common stock. The 2019 Awards were granted to all NEOs with a performance period of three years. These shares will vest at the time the award payout is determined in March 2022. The amounts reported in the "Grant Date Fair Value of Stock Awards" column in the same row reflect the grant date fair value of the performance share awards based on the target number of shares.

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  (3)
  The amounts reported in this column represent the grant date fair value of the performance share awards grant pursuant to the LTIP, the grant date fair value of the SARs granted under the 2015 Plan, and the grant date fair value of the RSU awards granted under the 2015 Plan, excluding the effect of estimated forfeitures.

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2019 Outstanding Equity Awards at Fiscal Year-End Table

              The following table presents, for each of our NEOs, information regarding SARs and stock awards held as of December 31, 2019. The market value of the shares of the Company's common stock reflected in the table is based upon the market price per share on the last trading day of 2019 (which was $34.04).

	Option Awards					Stock Awards

Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Grant Date	Number of shares or units of stock that have not vested (#) (3) (g)	Market value of shares or units of stock that have not vested ($) (h)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#) (4) (i)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (j)

Mark D. Millett	02/17/16	56,000	—	$18.57	02/17/26	02/18/15	41,457	$1,411,196
	02/17/17	94,449	5,551	37.53	02/17/27	02/17/16	113,739	3,871,676
	02/15/18	113,057	71,943	46.79	02/15/28	02/17/17	51,450	1,751,358
	02/11/19	—	185,000	35.76	02/11/29	02/01/18	7,599	258,670
						02/15/18			41,797	$1,422,770
						02/01/19	22,775	775,261
						02/11/19			77,587	2,641,061
						02/03/20	30,120	1,025,285

Theresa E. Wagler	02/17/16	16,000	—	18.57	02/17/26	02/18/15	18,425	627,187
	02/17/17	28,348	1,652	37.53	02/17/27	02/17/16	43,544	1,482,238
	02/15/18	18,340	11,660	46.79	02/15/28	02/17/17	20,216	688,153
	02/11/19	—	30,000	35.76	02/11/29	02/01/18	4,479	152,465
						02/15/18			14,379	489,461
						11/21/18	1,834	62,429
						02/01/19	11,752	400,038
						02/11/19			27,915	950,227
						11/21/19	6,350	216,154
						02/03/20	15,172	516,455

Russell B. Rinn	02/17/16	14,000	—	18.57	02/17/26	02/18/15	16,415	558,767
	02/17/17	23,623	1,377	37.53	02/17/27	02/17/16	38,288	1,303,324
	02/15/18	15,283	9,717	46.79	02/15/28	02/17/17	17,654	597,879
	02/11/19	—	25,000	35.76	02/11/29	02/01/18	3,687	125,505
						02/15/18			12,261	417,364
						02/01/19	9,495	323,210
						02/11/19			23,400	796,536
						02/03/20	4,706	160,192

Glenn A. Pushis	02/17/17	14,174	826	37.53	02/17/27	02/17/16	7,508	255,572
	02/15/18	9,170	5,830	46.79	02/15/28	02/17/17	3,480	118,459
	02/11/19	—	15,000	35.76	02/11/29	02/17/17	3,480	118,459
						02/17/17	6,960	236,918
						02/01/18	2,862	97,422
						02/15/18			10,589	360,450
						11/21/18	1,376	46,839
						02/01/19	8,654	294,582
						02/11/19			21,552	733,630
						11/21/19	4,762	162,098
						02/03/20	5,810	197,772

Barry T. Schneider	02/17/17	14,174	826	37.53	02/17/27	02/17/16	7,038	239,574
	02/15/18	9,170	5,830	46.79	02/15/28	02/17/17	3,480	118,459
	02/11/19	—	15,000	35.76	02/11/29	02/17/17	3,480	118,459
						02/17/17	6,960	236,918
						02/01/18	2,862	97,422
						02/15/18			10,589	360,450
						11/21/18	1,376	46,839
						02/01/19	8,654	294,582
						02/11/19			21,552	733,630
						11/21/19	4,762	162,098
						02/03/20	5,810	197,772

(1)
The amounts reported in this column reflect the number of shares of the Company's common stock exercisable under the SARs program.

(2)
The amounts reported in this column reflect the number of shares of the Company's common stock unexercisable under the SARs program.

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(3)
The amounts reported in this column awarded on February 18, 2015 reflects the number of shares of restricted stock awarded for 2015 pursuant to the LTIP, of which the shares of the Company's common stock remain subject to a vesting requirement of two months. The amounts reported in this column awarded on February 17, 2016 reflects the number of shares of restricted stock awarded for 2016 pursuant to the LTIP, of which half of the shares of the Company's common stock remain subject to a vesting requirement of two months and half of the shares of the Company's common stock remain subject to a vesting requirement of one year. The amounts reported in this column awarded on February 17, 2017 reflects the number of shares of restricted stock awarded for 2017 pursuant to the LTIP. The amount listed first on this date reflects shares of the Company's common stock remain subject to a vesting requirement of two months. The amount listed second on this date reflects shares of which half of the shares of the Company's common stock remain subject to a vesting requirement of two months and half of the shares of the Company's common stock remain subject to a vesting requirement of one year. The amount listed third on this date reflects shares of which half of the shares of the Company's common stock remain subject to a vesting requirement of one year and half of the shares of the Company's common stock remain subject to a vesting requirement of two years. The amounts reported in this column awarded on February 1, 2018 reflect the number of shares of restricted stock awarded for 2017 pursuant to the Annual Plan of which the shares of the Company's common stock remain subject to a vesting requirement of one month. The amounts reported in this column awarded on November 21, 2018 reflect the number of RSU awards for 2018 pursuant to the 2015 Plan which remain subject to a one-year vesting requirement. The amounts reported in this column awarded on February 1, 2019 reflect the number of shares of restricted stock awarded for 2018 pursuant to the Annual Plan of which half of the shares of the Company's common stock remain subject to a vesting requirement of one month and half of the shares of the Company's common stock which remain subject to a vesting requirement of one year. The amounts reported in this column awarded on November 21, 2019 reflect the number of RSU awards for 2019 pursuant to the 2015 Plan which remain subject to a two-year vesting requirement. The amounts reported in this column awarded on February 3, 2020 reflect the number of shares of restricted stock awarded for 2019 pursuant to the Annual Plan of which half of the shares of the Company's common stock remain subject to a vesting requirement of one year and half of the shares of the Company's common stock which remain subject to a vesting requirement of two years.

(4)
The amounts reported in this column reflect the target number of shares pursuant to the LTIP for the 2018 and 2019 Awards with performance periods of three years.

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2019 Option Exercises and Stock Vested Table

              The following table presents, for each of our NEOs, the number of shares of the Company's common stock and the corresponding value realized during 2019 with respect to restricted stock awards that vested, during the year.

	Stock Awards

Name (a)	Number of Shares Acquired on Vesting (#) (d) (1)	Value Realized on Vesting (e) (2)

Mark D. Millett	145,414	$4,615,296
Theresa E. Wagler	74,220	2,385,867
Russell B. Rinn	55,421	1,781,977
Glenn A. Pushis	16,620	521,204
Barry T. Schneider	16,442	514,691

(1)
The amounts reported in this column represent the number of shares of the Company's common stock subject to restricted stock awards that vested during 2019.

(2)
The amounts reported in this column represent the number of shares of the Company's common stock subject to restricted stock awards that vested on dates during 2019 multiplied by the closing market price of the Company's common stock on the date prior to each corresponding vesting date.

2019 Pension Benefits

              We did not sponsor any defined benefit pension or other actuarial plan for our NEOs during 2019.

2019 Nonqualified Deferred Compensation

              We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for our NEOs during 2019.

Potential Payments Upon Termination or Change in Control

Termination of Employment Unrelated to Change in Control

              We operate under an informal policy that presumes an initial two calendar year term of employment for our NEOs, at each individual's then-current annual base salary. Pursuant to this policy, absent the delivery of a notice of non-renewal, by October 1 of a given year (at which time he or she would have still have 15 months remaining of his or her original employment term), an individual's term of employment, at his or her then-current annual base salary, would be deemed extended for one additional calendar year. A timely notice of non-renewal may be delivered with or without cause.

Termination of Employment Related to a Change in Control

              The CIC Plan provides for specified payments and benefits to our NEOs in the event of a "Change in Control Termination" by the Company, involving a Change in Control, accompanied by an involuntary termination of employment, without "cause" by the Company, or for "good reason" by our NEO, within the period of six

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months prior to or 24 months following the Change in Control. For purposes of the CIC Plan, the key defined terms are as follows:

  ▪
  "Change in Control" means (a) the acquisition of stock ownership of more than 50% of the total voting power, (b) a merger or consolidation in which the Company is not the surviving entity, subject to certain limited conditions, (c) a reverse merger (where the Company is the surviving entity, subject to certain limited conditions), or (d) the sale, transfer or disposition (other than to one or more subsidiaries of the Company) of all or substantially all of the assets of the Company.

  ▪
  "Cause" means (a) gross negligence or willful misconduct; (b) a willful and material violation of a state or federal law, which, if publicly known, would injure the Company's business or reputation; (c) a refusal or willful failure to comply with any specific lawful direction, order, policy, or procedure; (d) conviction (or the entry of a nolo contendere plea) of a felony, or of a misdemeanor that would have a material adverse effect on the Company's goodwill or commercial relationships, or (e) the substantial and continuing willful refusal, post-transaction, to perform duties ordinarily performed by an employee in the same position, pre-transaction.

  ▪
  "Good Reason" means a resignation, associated with a Change in Control, within 30 days following any of the following events: a significant reduction, post-transaction, in the executive officer's pre-transaction duties, authority, responsibilities, or reporting relationships (other than the mere occurrence, as such, of the Change in Control event itself), or the continued assignment, after due notice of objection, to that executive officer of such reduced duties, authority, responsibilities, or reporting relationships.

The payments and benefits that our NEOs would be eligible to receive are as follows:

  ▪
  Acceleration in full, so as to become immediately and completely vested, or acceleration of any applicable deferred settlement dates (subject in all cases to applicable holding periods), of any and all outstanding and unvested stock options, LTIPs, SARs, RSU awards or any other equity-based securities or similar incentives.

  ▪
  In the case of our Chief Executive Officer, currently the only "Tier One" executive officer designated by the Compensation Committee, a lump sum cash payment equal to two times his highest base salary in effect as of the termination date, plus two times the greater of his target annual bonus (assumed to be one times base salary) or average actual bonus for the prior two years under the Annual Plan. In the case of our other NEOs, currently designated "Tier Two" executive officers, a lump sum cash payment equal to one and one-half times his or her highest base salary in effect as of the termination date, plus one and one-half times the greater of his or her target annual bonus (assumed to be one times base salary) or average actual bonus for the prior two years under the Annual Plan.

  In the case of both Tier One and Tier Two executive officers, the amount payable is less any amounts to which that individual may otherwise be entitled under any statutory or Company long-term or short-term disability plan, or by reason of any other plans, policies, or practices of the Company that, if and to the extent triggered and implemented, would result in benefit payments, on the occasion of a termination of employment without cause, unrelated to a Change in Control event.

  ▪
  If our NEO elects benefits continuation under the Consolidated Omnibus Budget Reconciliation Act of 1985 following termination of employment, payment of the full cost of such benefits (either directly to the executive officer or to the appropriate carrier or administrator at the Company's election) for the lesser of (a) 24 months or (b) until such time as he or she becomes eligible for reasonably comparable health care benefits from a subsequent employer.

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Potential Payments Upon Termination or Change in Control Table

              The following table sets forth the estimated payments and benefits that we would have been required to make if the employment of any of our NEOs were to have been terminated on December 31, 2019 under the various triggering events described above.

Name	Benefit	Termination without Cause or for Good Reason (1)	Death (2)	Termination without Cause or for Good Reason in Connection with Change in Control

Mark D. Millett	Lump sum cash payment	$2,700,000	$—	$9,200,000
	Accelerated vesting of unvested equity awards		13,157,277	13,157,277
	Continuation of health care benefits			22,180

Theresa E. Wagler	Lump sum cash payment	1,360,000	—	3,504,375
	Accelerated vesting of unvested equity awards		5,584,807	5,584,807
	Continuation of health care benefits			10,063

Russell B. Rinn	Lump sum cash payment	1,140,000	—	2,955,000
	Accelerated vesting of unvested equity awards		4,282,777	4,282,777
	Continuation of health care benefits			27,502

Glenn A. Pushis	Lump sum cash payment	1,050,000	—	2,287,500
	Accelerated vesting of unvested equity awards		2,622,203	2,622,203
	Continuation of health care benefits			32,322

Barry T. Schneider	Lump sum cash payment	1,050,000	—	2,287,500
	Accelerated vesting of unvested equity awards		2,606,205	2,606,205
	Continuation of health care benefits			39,822

(1)
The amounts reported in this column assume a remaining employment term of 24 months, at our NEO's then-current annual base salary. Depending upon the date of notice of non-renewal or termination, however, the actual remaining employment term could be as short as 15 or as long as 27 months.

(2)
Our NEOs participate in the group term life insurance program with cash benefits expected to be equal to two times his or her base salary in effect as of the termination date. A portion of the aggregate death benefits is currently self-funded by the Company.

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CEO Pay Ratio

              As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934, and in accordance with applicable SEC interpretive guidance, we are providing the following information about the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee, as of December 31, 2019. This ratio is a reasonable estimate, calculated in a manner consistent with SEC rules.

              Our principal executive officer is Mr. Mark Millett, President and Chief Executive Officer. Mr. Millett had annual total compensation of $10,615,111 in 2019, as reported in the 2019 Summary Compensation Table. Our median employee's annual total compensation in 2019 was $127,630. Therefore, we estimate that Mr. Millett's annual total compensation for 2019 was 83 times that of our median employee.

              For purposes of calculating the pay ratio for 2018, we used as our median employee the same individual that we originally identified as our median employee for 2017 because there was no change to our employee population or compensation arrangements that we reasonably believed would significantly impact our pay ratio disclosure. However, in 2019 there was a change in circumstances of the employee identified as the median employee for 2017 and 2018 as that individual terminated their employment with us. Accordingly, as permitted by SEC rules, we have elected to use another employee, whose 2017 compensation was substantially similar to the original median employee's 2017 compensation based on the same consistently applied compensation measure used to select the original median employee, as our median employee for 2019. We believe that there were no material changes during 2019 in the following: our employee population, the mix between full-time and part-time employees, the limited number of employees in our foreign subsidiaries, our median employee's responsibilities, or to employees' compensation arrangements or circumstances which, individually or in the aggregate, would result in a significant change for 2019 in our pay ratio disclosure. We also utilized the same rules which we apply to the calculation of total compensation of the Company's NEOs, as reported in the 2019 Summary Compensation Table, to determine the annual total compensation of our median employee. Further, the increase in both our Chief Executive Officer's annual total compensation and our median employee's annual total compensation was a function of our performance-based compensation structure coupled with strong financial results for 2019.

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Proposal No. 3
Advisory Vote to Approve the Compensation of the Named Executive Officers

              We are asking our stockholders to approve the compensation paid to our NEOs for 2019, as disclosed in this Proxy Statement. This vote, which is sometimes referred to as a "say-on-pay vote," is required by the federal securities laws. The vote is advisory only, and, accordingly is not binding on the Company, the Board or the Compensation Committee. Although the vote is non-binding, the Compensation Committee and the Board will nonetheless carefully consider the outcome of the vote when making future compensation decisions.

              At the 2019 Annual Meeting, the Company's "say-on-pay" proposal with respect to our 2019 executive compensation program was approved with 94% of the votes cast in favor of the compensation of our NEOs. Accordingly, we carried our long-standing compensation philosophy and pay practices materially unchanged into 2019.

              As described in the preceding CD&A, the Company continues to primarily rely upon two performance-based incentive compensation plans, the Annual Plan and the LTIP, as the centerpieces of our executive compensation program. Together, they provide a majority of the target total direct compensation opportunity for our NEOs and effectively implement our "pay-for-performance" philosophy. In 2016, we also introduced, to a lesser extent, the grants of SARs under the 2015 Plan, which, because they are linked directly to appreciation in the Company's stock price, are also, by their very nature, performance-based. Combined, these principal pay components provide a straightforward and balanced approach to identifying, assessing and rewarding executive performance.

              We encourage you to read the CD&A which describes the details of our executive compensation program and the decisions made by the Compensation Committee in 2019. Our executive compensation program is designed to reward performance in a simple and effective way, encouraging our executive team to operate as a high-performing team, focusing on long term stockholder value creation.

              The entire Steel Dynamics team achieved a strong performance during 2019. We achieved numerous milestones and performed at the top of our industry both operationally and financially. Most importantly, we did it safely. Our steel and fabrication operations achieved record annual shipments with 2019 consolidated revenues at $10.5 billion. We achieved operating income of $987 million and net income of $671 million, our third-best annual performance. Finally, we generated our second-best annual cash flow from operations of $1.4 billion during 2019.

              The Board believes that our executive compensation program and compensation-related risk mitigation policies and practices effectively align our NEOs' interests with those of our investors in the pursuit of long-term value creation through exemplary performance.

              Accordingly, the Board is requesting your approval, on an advisory basis, of the following resolution:

        "RESOLVED, that the stockholders of Steel Dynamics, Inc. approve, on an advisory basis, the compensation for 2019 paid to the Named Executive Officers, as disclosed in the Proxy Statement for the 2020 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and the other related tables, and the accompanying narrative set forth in this Proxy Statement."

The Board of Directors recommends a vote FOR the approval
of the compensation of the Named Executive Officers.

STEEL DYNAMICS, INC.    2020 Proxy Statement    59

Other Matters

              We do not intend to bring any other matters before the Annual Meeting, nor are we aware of any other matters that are to be properly presented to the Annual Meeting by others. If another matter does properly come before the Annual Meeting or any adjournments thereof, then, depending upon the nature of the issue and if within the scope of their authority, it is the intention of the persons named in the Proxy to vote such Proxy in accordance with their best judgment on such matter.

By Order of the Board of Directors

MARK D. MILLETT President and Chief Executive Officer

Fort Wayne, Indiana
March 24, 2020

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VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. 7575 WEST JEFFERSON BLVD. FORT WAYNE, IN 46804 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Mark D. Millett 06 Traci M. Dolan 11 Richard P. Teets, Jr. 02 Sheree L. Bargabos 07 James C. Marcuccilli 03 Keith E. Busse 08 Bradley S. Seaman 04 Frank D. Byrne, M.D. 09 Gabriel L. Shaheen 05 10 Kenneth W. Cornew Steven A. Sonnenberg The Board of Directors recommends you vote FOR proposals 2 and 3. 2TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP AS STEEL DYNAMICS INC.'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2020 3TO HOLD AN ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS For 0 0 Against 0 0 Abstain 0 0 NOTE: Unless otherwise directed, this proxy will be voted "FOR" the nominees listed in Proposal 1, and "For" Proposals 2 and 3. 0 For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting Yes 0 No 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000450310_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K, Annual Report is/are available at www.proxyvote.com STEEL DYNAMICS, INC. Solicited on Behalf of the Board of Directors for Steel Dynamics, Inc.'s Annual Stockholders Meeting Mark D. Millett or Theresa E. Wagler are appointed proxies, with the power of substitution, to vote all of the undersigned's shares held of record March 9, 2020, at STEEL DYNAMICS, INC.'s May 8, 2020 Annual Meeting of Stockholders at 9:00 A.M. Eastern Time in the Courtyard by Marriott, 1150 South Harrison Street, Fort Wayne, Indiana, 46802 (or at any adjournment thereof) on all matters set forth in Steel Dynamics, Inc.'s Year 2020 Proxy Statement, as set forth on the reverse side. PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Please sign exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000450310_2 R1.0.1.18